UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Acxiom Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ACXIOM CORPORATION
601 E. Third Street
P.O. Box 8190
Little Rock, Arkansas  72203-8190
501.252.1000
www.acxiom.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 7, 2014

Please join us for the 2014 Annual Meeting of Stockholders of Acxiom Corporation (the “Company”).  The meeting will be held on August 7, 2014, at 10:00 a.m. CDT at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas and via the Internet at www.virtualshareholdermeeting.com/ACXM14for the following purposes:

1.	To elect as directors the three nominees named in the attached proxy statement for a three-year term expiring in 2016;

2.	To vote on an advisory (non-binding) resolution to approve executive compensation;

3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015; and

4.	To transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

                Only holders of the Company’s common stock of record at the close of business on June 10, 2014 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.  Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying proxy statement.

As in previous years, we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet.  As a result, we are sending a notice of Internet availability of the proxy materials, rather than a full paper set of the proxy materials, to many of our stockholders.  The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials.  This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

We are also pleased to offer a virtual annual meeting at which our stockholders can attend the meeting at www.virtualshareholdermeeting.com/ACXM14.  We hope this will allow our stockholders who are unable to attend in person to participate in the meeting.

By Order of the Board of Directors

                    /s/ Catherine L. Hughes
Catherine L. Hughes
Corporate Governance Officer & Secretary
Little Rock, Arkansas
June 20, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE AS SOON AS POSSIBLE TO RECORD YOUR VOTE PROMPTLY.  PRIOR TO THE MEETING YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on August 7, 2014:  The Company's Proxy Statement and Annual Report on Form 10-K for fiscal year 2014 are available electronically at www.proxyvote.com.

ACXIOM CORPORATION
601 E. Third Street
P.O. Box 8190
Little Rock, Arkansas  72203-8190
501.252.1000

Corporate website: www.acxiom.com

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Acxiom Corporation, a Delaware corporation (the “Company” or “Acxiom”), to be used at its 2014 Annual Meeting of Stockholders (“2014 Annual Meeting”) to be held on August 7, 2014 at 10:00 a.m. CDT at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas and via the Internet at www.virtualshareholdermeeting.com/ACXM14, and at any postponement or adjournment thereof.  The proxy statement is being furnished to stockholders beginning on June 20, 2014.   As a stockholder, you are invited to attend the meeting in person or virtually via the Internet and are entitled and requested to vote on the proposals described in this proxy statement.  Please read this proxy statement carefully, then vote your shares promptly by telephone, by Internet, or by signing, dating and returning your proxy card.

Shares represented by properly executed proxies will be voted at the meeting.  If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice.  If no choice is specified by a stockholder but the proxy is otherwise properly executed, the proxy will be voted in accordance with the recommendations of Acxiom’s Board of Directors.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2014 ANNUAL MEETING

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Under rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet.  Accordingly, on or about June 20, 2014, the Company is sending a notice of Internet availability of proxy materials to the Company’s stockholders of record and beneficial owners, except for stockholders who have requested otherwise.  All stockholders will have the ability to access the proxy materials on the website referred to in the notice.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice.  In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis.  The Company encourages you to take advantage of the electronic availability of the proxy materials in order to help reduce costs and to reduce the impact on the environment.

Q:	Who can vote?

A:
If you owned any shares of Acxiom common stock at the close of business on June 10, 2014 (the record date for the 2014 Annual Meeting) you are entitled to vote the number of shares you owned as of that date.  These shares include (1) shares held directly in your name as the stockholder of record, (2) shares held for you as the beneficial owner in street name through a stockbroker or bank, and (3) shares purchased through Acxiom’s Retirement Savings Plan and/or employee stock purchase plan.

Q:           How can I attend the 2014 Annual Meeting?

A:
In person.  Stockholders may attend the 2014 Annual Meeting in person.  The meeting will be held on August 7, 2014, at 10:00 a.m. CDT at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas.

Via the Internet.   Stockholders may also attend the 2014 Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/ACXM14.  While all Acxiom stockholders will be permitted to attend the 2014 Annual Meeting virtually via the Internet, only stockholders of record and beneficial owners as of the close of business on the record date, June 10, 2014, may vote and ask questions during the meeting.  In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/ACXM14 and will also need the 12-digit control number included on your notice of Internet availability of the proxy materials or proxy card.  Broadridge Financial Solutions is hosting our virtual annual meeting and, on the date of the 2014 Annual Meeting, will be available via telephone at 1-855-449-0991 to answer your questions regarding how to attend and participate in the 2014 Annual Meeting virtually via the Internet.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Beneficial owners.  Most Acxiom stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial owner,” and a notice of Internet availability of proxy materials or a printed set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

Stockholders of record.  If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the “stockholder of record” with respect to those shares, and a notice of Internet availability of proxy materials or a printed set of the proxy materials together with a proxy card has been sent directly to you by Acxiom.

Q:	How can I vote my shares?

A:	There are four ways to vote:

•
By Internet.  You can submit a proxy over the Internet to vote your shares at the 2014 Annual Meeting by following the instructions provided either in the notice of Internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested and received a full set of the proxy materials by mail or email.

•
By telephone. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy over the telephone to vote your shares at the 2014 Annual Meeting by following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received.  If you received a notice of Internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the notice.

•
By mail. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares at the 2014 Annual Meeting by completing, signing and returning the proxy card or voting instruction form accompanying the proxy materials you received.

•
During the meeting.   If you are a stockholder of record or a beneficial owner as of the record date, June 10, 2014, you may vote in person or virtually via the Internet at the 2014 Annual Meeting.  If you are a stockholder of record and desire to vote in person at the meeting, please request a ballot when you arrive.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the meeting, you must obtain a legal proxy from the organization that holds your shares.  If you desire to vote virtually via the Internet at the meeting, please follow the instructions for attending and voting at the 2014 Annual Meeting posted at www.proxyvote.com and www.virtualshareholdermeeting.com/ACXM14.  All proxy cards and ballots must be received by the independent inspector before the polls close at the meeting.

Q:	How do I vote if I hold my shares as a participant in Acxiom’s 401(k) Retirement Savings Plan?

A:
If you hold shares as a participant in Acxiom’s 401(k) Retirement Savings Plan, you must submit your vote to the Plan’s trustee no later than 11:59 p.m. CDT on August 3, 2014 in order to allow sufficient time for your vote to be tabulated by the trustee.  You also may revoke or change your voting instruction at any time prior to the cut-off time.  Due to the tabulation requirements of the plan administrator, participants in Acxiom’s 401(k) Retirement Savings Plan may not vote their shares in person or virtually via the Internet at the meeting.

Q:	Can I change my vote?

A:
Any stockholder, other than a participant in Acxiom’s 401(k) Retirement Savings Plan, executing a proxy retains the right to revoke it at any time prior to the final vote at the 2014 Annual Meeting.  You may revoke your proxy and vote again by (i) delivering a notice of revocation or delivering a later-dated proxy to Acxiom’s Corporate Secretary at Acxiom Corporation, 601 E. Third Street, P.O. Box 8190, Little Rock, Arkansas, 72203-8190; (ii) submitting another vote over the Internet or by telephone; or (iii) by attending and voting, whether in person or virtually via the Internet, at the 2014 Annual Meeting.  However, your attendance at the 2014 Annual Meeting will not automatically revoke your proxy unless you specifically so request.  A stockholder’s last vote is the vote that will be counted.

Q:           How many shares may I vote?

A:
You may vote all of the shares of Acxiom common stock you hold as of the record date, June 10, 2014.  Each share of common stock is entitled to one vote.  A list of our stockholders will be available for review at our principal offices, 601 E. Third Street, P.O. Box 8190, Little Rock, Arkansas 72203-8190, for at least 10 days prior to the 2014 Annual Meeting.

Q:           Who will count the votes?

A:	A representative of Broadridge Financial Solutions will count the votes and will serve as the inspector of the election.

Q:           What does it mean if I receive more than one proxy card or voting instruction form?

A:
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form.  Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted.  Please sign each proxy card exactly as your name appears on the card.  For joint accounts, each owner should sign the proxy card.  When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.

Q:	What vote is required to pass an item of business?

A:
Holders representing a majority of the total number of the Company’s outstanding shares of common stock must be present in person, virtually via the Internet or by proxy to hold the meeting.  A majority of the votes cast at the 2014 Annual Meeting is required to elect as directors the three nominees named in this proxy statement, to approve the non-binding, advisory resolution related to executive compensation, and to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015.

Q:	Who can help answer my questions?

A:
If you have any questions about the 2014 Annual Meeting or how to vote your shares, please contact The Proxy Advisory Group, LLC, who has been retained to assist us in the distribution and solicitation of proxies, by mail or by telephone at:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, New York 10017
212-616-2180

OUTSTANDING STOCK AND VOTING RIGHTS

General.  On the record date, June 10, 2014, there were outstanding and entitled to vote 77,042,745 shares of the Company’s common stock.  The presence, in person, virtually via the Internet or by proxy, of the holders of a majority of the shares of common stock issued and outstanding as of the record date is required to establish a quorum at the 2014 Annual Meeting.  If a quorum is established, each holder of common stock shall be entitled to one vote on the matters presented at the 2014 Annual Meeting for each share of common stock outstanding in his or her name.

Election of Directors (Proposal No. 1).  Article III, Section 2(b) of the Company’s bylaws provides that in an uncontested election for directors each director will be elected by the vote of a majority of the votes cast at the meeting, either in person, virtually via the Internet or by proxy.  A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.  In an election in which the number of nominees exceeds the number of directors to be elected (a contested election), the directors will be elected by the vote of a plurality of the votes cast at the meeting, either in person, virtually via the Internet or by proxy.  In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected.  In this case, the Board of Directors has established procedures under which any incumbent director who fails to receive a majority of the votes cast in his or her election will tender his or her resignation to the Board.  The Board will act upon a tendered resignation within 90 days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions.  If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy on the Board.  To fill a vacancy on the Board, the Governance/Nominating Committee of the Board will identify and recommend the new director candidate to the full Board in accordance with its policies and procedures.  To be elected to the Board, the new candidate must be approved by the affirmative vote of the remaining directors then in office.

Advisory Vote on Executive Compensation (Proposal No. 2).  In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations of the SEC, the Company is seeking advisory approval from its stockholders of the compensation of the Company’s named executive officers during fiscal year 2014, as described herein.  Approval of the advisory resolution listed in Proposal No. 2 requires the affirmative vote of a majority of votes cast on the matter.  A majority of votes cast means that the number of shares cast “for” the advisory resolution exceeds the number of votes cast “against” it.  The resolution approving executive compensation and the stockholder vote to adopt such resolution, however, are merely advisory and not binding on the Company, the Board of Directors, or the Compensation Committee of the Board.  Despite the fact that the resolution and the vote to adopt such resolution are non-binding, the Board of Directors will take the results of the vote under advisement when making future decisions regarding the Company’s executive compensation programs.

Ratification of KPMG (Proposal No. 3).  Ratification of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal 2015 requires an affirmative vote of a majority of the votes cast on the matter.  A majority of votes cast means that the number of shares cast “for” the ratification of KPMG as the Company’s independent registered public accounting firm for fiscal 2015 exceeds the number of votes cast “against” such ratification.  If the stockholders fail to ratify this appointment, the Audit/Finance Committee of the Board will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to the stockholders.

Abstentions and Broker Non-Votes.  Abstentions and broker non-votes are included in the number of stockholders present at the meeting for the purpose of determining the existence of a quorum. Abstentions, which occur when a stockholder chooses to abstain from voting on any or all proposals, will have no impact on the proposals contained in this proxy statement because they are not considered votes cast for voting purposes. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.  Brokers or other nominees do not have discretionary voting power on proposals deemed under applicable rules as “non-routine.”  In those instances, if a beneficial owner does not give the broker or nominee specific voting instructions, the owner’s shares may not be voted on those matters and a broker non-vote will occur.   The election of directors (Proposal No. 1) and the advisory vote regarding the Company’s executive compensation (Proposal No. 2) are considered to be non-routine matters under applicable rules and, therefore, a broker or other nominee may not vote on these matters without instructions from the beneficial owner.  Consequently, there may be broker non-votes with respect to these proposals.  However, broker non-votes will have no impact on the outcome of these proposals because a broker non-vote is not considered a vote cast for voting purposes.  On the other hand, the ratification of KPMG (Proposal No. 3) is considered a routine matter, and a broker or other nominee may vote without instructions and broker non-votes are not expected to occur with respect to this proposal.

ELECTION OF DIRECTORS
(Proposal No. 1 of the Proxy Card)

The number of members of the Acxiom Board of Directors is currently set at nine and may be fixed from time to time by the Board of Directors in the manner provided in the Company’s bylaws.  Our certificate of incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible.  The terms of the following current directors expire at the 2014 Annual Meeting:  Timothy R. Cadogan, William T. Dillard II, and Scott E. Howe.  The Board, upon the recommendation of the Governance/Nominating Committee, has nominated Messrs. Cadogan, Dillard and Howe to stand for election as directors at the 2014 Annual Meeting.  Unless otherwise directed, the individuals named in the accompanying form of proxy will vote that proxy for the election of the nominees, with each to hold office for a term of three years until the 2017 annual meeting or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.   The Board of Directors expects that all of the nominees will be available for election but, in the event that any of the nominees are not available, proxies received will be voted for substitute nominees to be designated by the Board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Set forth below is biographical information for each nominee standing for election at the 2014 Annual Meeting, as well as for each director who will continue to serve as a director of the Company after the meeting.  The following descriptions also outline the specific experience, qualifications, attributes, and skills that qualify each person to serve on the Company’s Board of Directors.

Nominees for Director with Terms Expiring in 2017

Timothy R. Cadogan

Mr. Cadogan, age 43, has been a director since 2012 and serves on the Audit/Finance Committee and the Technology & Innovation Committee of the Board.  He is the chief executive officer of OpenX Technologies, Inc., one of the world’s leading providers of digital advertising technology, enabling businesses to manage and maximize their advertising revenue.  From 2003–2008 Mr. Cadogan served as senior vice president of Global Advertising Marketplaces at Yahoo! (NASDAQ: YHOO) where he oversaw the primary advertising product lines including display, search and video. Previously at Yahoo!, he was vice president of search where he was responsible for both the consumer search and the paid search businesses.  Prior to joining Yahoo!, Mr. Cadogan was vice president of Search at Overture (formerly GoTo.com), a consultant at The Boston Consulting Group, and a consultant at McKinsey & Company.  He holds a BSc degree from The London School of Economics, an MPhil degree in international relations from Oxford University, and an MBA from Stanford University.

Mr. Cadogan’s qualifications to serve on the Board include his extensive experience in the fields of digital advertising and technology as well as his years of management experience.  As the chief executive officer of a digital advertising business, Mr. Cadogan has extensive insight into managing complex business operations and overseeing business risk.

William T. Dillard II

Mr. Dillard, age 69, has been a director of Acxiom since 1988 and serves on the Audit/Finance Committee and the Compensation Committee of the Board.  He has served as a member of the Dillard’s, Inc. (NYSE: DDS) board of directors since 1968 and currently serves as the chairman of the board and chief executive officer of Dillard’s, Inc., a chain of traditional department stores based in Little Rock, Arkansas, with approximately 278 store locations and 18 clearance centers in 29 states.  Mr. Dillard is also a director of Barnes & Noble, Inc. (NYSE: BKS).  He served as the Company's lead independent director from 2006–2007.  He holds a bachelor’s degree in business administration from the University of Arkansas and an MBA from Harvard University.

Mr. Dillard’s qualifications to serve on our Board include his experience as the chairman and CEO of a public company, his financial acumen, and his service on the boards of other public companies.  Mr. Dillard’s understanding of corporate planning, risk management, executive compensation, and capital markets are an invaluable asset to our Board.  Based upon his service as a chief executive officer and his financial sophistication, Mr. Dillard is deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Scott E. Howe

Mr. Howe, age 46, joined the Company in 2011 as its chief executive officer and president.  He currently serves on and chairs the Executive Committee of the Board.  Prior to joining Acxiom, he served as corporate vice president of Microsoft Advertising Business Group from 2007–2010.  In this role, he managed a multi-billion dollar business encompassing all emerging businesses related to online advertising, including search, display, ad networks, in-game, mobile, digital cable and a variety of enterprise software applications.  In 2010 he co-founded and served as interim CEO and president of King of the Web, Inc., a portfolio of online game shows.  Mr. Howe was employed from 1999–2007 as an executive and later as a corporate officer at aQuantive, Inc. where he managed three lines of business, including Avenue A|Razorfish (a leading Seattle-based global consultancy in digital marketing and technology), DRIVE Performance Media (now Microsoft Media Network), and Atlas International (one of the top two applications for enterprise software for advertising).  Earlier in his career, he was with The Boston Consulting Group and Kidder, Peabody & Company, Inc.  He serves as a director of Blue Nile, Inc. (NASDAQ: NILE), a leading online retailer of diamonds and fine jewelry, and the Center for Medical Weight Loss.  Mr. Howe served as a director of Geeknet (NASDAQ:  GKNT) from 2007–2010 and is a former director of the Internet Advertising Bureau (IAB) and Turn, Inc, a digital advertising company.   He is a magna cum laude graduate of Princeton University, where he earned a degree in economics, and he holds an MBA from Harvard University.

The Board of Directors believes it is important for Acxiom’s chief executive officer to serve as a member of the Board, as the CEO is in a unique position to understand the challenges and issues facing the Company.  Among Mr. Howe’s qualifications are his demonstrated leadership skills and his prior work experience, including over a decade of corporate leadership in the digital advertising industry, which qualify him to serve both as CEO and as a director.

Directors Whose Terms Expire in 2015

John L. Battelle

Mr. Battelle, age 48, has been a director since 2012 and serves on the Board’s Compensation Committee and the Technology & Innovation Committee.  He is an entrepreneur, journalist, professor and author who has founded or co-founded various online, conference, magazine and other media businesses.  He serves as Executive Chair of sovrn Holdings, a programmatic advertising and publisher platform that connects publishers with monetization solutions.  He is also the founder/Executive Chair of NewCo Platform, Inc., a disruptive conference model and media platform which provides executives, entrepreneurs and investors with personal experiences inside some of the most important companies worldwide.  In 2005, Mr. Battelle founded the Internet media company Federated Media Publishing, where he served as Chairman and CEO until its sale to LIN Media in early 2014.  He currently serves as a director for Chute, a venture-backed company that provides the tools to capture, manage and display media.  He founded and served as executive producer of the Web 2 Summit and maintains Searchblog, an ongoing daily site which covers the intersection of media, technology and culture at www.battellemedia.com.  From 2001–2004 he occupied the Bloomberg chair in Business Journalism for the Graduate School of Journalism at the University of California, Berkeley.  He was the founder and served from 1997–2001 as chairman and CEO of Standard Media International (SMI) and as publisher of The Industry Standard and TheStandard.com.  Prior to that, he was a co-founding editor of Wired magazine and Wired Ventures.  Mr. Battelle previously served on the board of directors of the IAB and was a founding board member of the Online Publishers Association.  In 2005, he authored The Search: How Google and Its Rivals Rewrote the Rules of Business and Transformed Our Culture (Penguin/Portfolio), an international bestseller published in more than 25 languages.  His next book, If/Then, is due for publication in 2015.  He is considered to be an expert in the field of media and technology, and has appeared on national and international news channels such as CBS, BBC, CNN, PBS, Discovery and CNBC.  Honors and awards include: “Global Leader for Tomorrow” and “Young Global Leader” by the World Economic Forum in Davos, Switzerland; a finalist in the 2000 “Entrepreneur of the Year” competition by Ernst & Young; “Innovator – One of Ten Best Marketers in the Business” by Advertising Age; and one of the “Most Important People on The Web” by PCWorld.  Mr. Battelle holds a bachelor’s degree in anthropology and a master’s degree in journalism from the University of California, Berkeley.

As an entrepreneur with an extensive background in digital publishing and digital advertising, Mr. Battelle provides the Board with a unique blend of media-related and digital experience that assists the Company in executing its growth strategy.  In addition, his operational and advisory roles with various media businesses qualify him to serve on the Board.

Ann Die Hasselmo, Ph.D.

Dr. Hasselmo, age 69, has been a director of Acxiom since 1993 and serves as chair of the Governance/Nominating Committee and as a member of the Audit/Finance Committee of the Board.  A licensed psychologist, she is a consultant to university and college presidents, boards, and state systems of higher education on issues of governance, leadership identification and development, and leadership succession.  Dr. Hasselmo is president emerita and a member of the board of directors of the American Academic Leadership Institute (AALI) in Washington, D.C.  She served as president of AALI from 2006–2013.  AALI is the parent company of Academic Search, Inc., where she served as managing director from 2002–2006.  AALI’s mission is to advance leadership in higher education, to provide programs, initiatives and grants that foster leadership identification and development, and to promote the success of college and university presidents, boards of trustees/regents and the institutions they serve.  Previously, Dr. Hasselmo was vice president of A.T. Kearney, Inc.’s higher education search practice, president of Hendrix College in Conway, Arkansas, where she was named president emerita, and associate provost and dean of the H. Sophie Newcomb College at Tulane University.  She has served as a member of the board of visitors of Air University of the U.S. Air Force and as a member of the board of directors of the National Merit Scholarship Corporation.  She was a member of the Board of Directors of Educational and Institutional Insurance Administrators (and served as its chair) and the Association Mutual Health Insurance Company, both of which during her board tenure established captive insurance companies, the former a consortium of 132 colleges and universities, the latter a consortium of 50 Washington, D.C. organizations.  She has chaired the Board of the National Association of Independent Colleges and Universities, the National Collegiate Athletic Association (NCAA) Division III President’s Council, and the American Council on Education’s Council of Fellows.  Her memberships have included the Board of the American Council on Education, the NCAA Executive Committee, and numerous other higher education, civic, theatre, dance, opera and symphony boards.  Dr. Hasselmo graduated summa cum laude from Lamar University, holds a master’s degree from the University of Houston, and received a Ph.D. in counseling psychology from Texas A&M University.

Dr. Hasselmo’s experience with executive search, higher education leadership and consultation, and as a licensed psychologist with organizational behavior training offers a unique set of skills to the Board, particularly her current professional consultation to higher education regents and trustees in the areas of board recruitment, director orientation and education, board evaluation, board structure and governance, and succession planning.  The extensive management and administrative experience obtained during her tenure as a college president and her governance background well qualify Dr. Hasselmo to serve on the Board and as chair of the Board of Directors’ Governance/Nominating Committee.

William J. Henderson

Mr. Henderson, age 67, has been a director of Acxiom since 2001 and serves as chair of the Board’s Compensation Committee and as a member of the Governance/Nominating Committee and the Technology & Innovation Committee.  He is the founder and principal of Hold The Eye Images, Inc., a video, photographic and applications business.  Mr. Henderson also serves as a director and chairs the compensation committee of comScore Networks (NASDAQ: SCOR).  In the past eight years, he has served as chief executive officer of Bestline Research and as chief operations officer of Netflix Inc. (NASDAQ: NFLX), as well as working as a consultant.  From 1998 until his retirement from the United States Postal Service (USPS) in 2001, Mr. Henderson was the 71st postmaster general and the fifth career employee to lead the world’s largest postal system.  From 1994 until his appointment as postmaster general and chief executive officer of the USPS, he served as its chief operating officer.  From 1992–1994, he served the USPS as vice president of employee relations, then became chief marketing officer and senior vice president.  In 1997, Mr. Henderson received the USPS’ John Wanamaker Award, and in 1998 he received American University’s Roger W. Jones Award for Executive Leadership.  In 1998, Mr. Henderson also received an honorary Mailing Excellence Award from the National Postal Forum for his work with the nation’s professional mailing industry.  He also served on the advisory boards of the Committee for Economic Development and Nature’s Best magazine.  He is a fellow with the National Academy of Public Administration.  Mr. Henderson holds a bachelor’s degree in industrial relations from the University of North Carolina at Chapel Hill and served in the U.S. Army.

Mr. Henderson’s knowledge of the direct marketing industry and his experience as postmaster general, and more recently as an officer of and advisor to high-tech companies, qualify him to serve on our Board.  His management background and his experience chairing the compensation committee of another public company particularly qualify him to serve as Acxiom’s Compensation Committee chair, and his service on the board of another high-tech public company in the marketing arena allows him to provide additional value to the Acxiom Board of Directors.

Directors Whose Terms Expire in 2016

Richard P. Fox

Mr. Fox, age 66, has been a director since 2012 and serves as chair of the Audit/Finance Committee and as a member of the Compensation Committee and the Executive Committee.  Since 2001, he has been an independent consultant.  From 2000–2001, he was president and chief operating officer of CyberSafe Corporation, a global security software provider, where he was responsible for the overall financial services and operations of the company.  From 1998–2000, Mr. Fox was chief financial officer and a member of the board of directors of Wall Data, a developer of enterprise software products and associated application tools, where he was responsible for the company’s finances, operations, and human resources activities.  Previously Mr. Fox spent 28 years at EY, a global accounting firm, last serving as managing partner of EY’s Seattle office from 1995–1997.  He currently serves on the board of directors of Pinnacle West Capital Corporation (NYSE: PNW), an energy holding company; ServiceMaster Global Holdings, Inc., a leading provider of residential and commercial services; and Univar Inc., an international chemical distributor.  He is also a member of the board of directors of Scottsdale Lincoln Health Network and Premera Blue Cross and serves on the Board of Visitors of the Fuqua School of Business at Duke University.  Previously, he served on the boards of Pendrell Corporation (NASDAQ: PCO), an intellectual property investment and advisory firm; Flow International (NASDAQ: FLOW), a machine tool manufacturer; Shurgard Self Storage until its merger with Public Storage in 2006; aQuantive, Inc. until it was acquired by Microsoft in 2007;  Orbitz Worldwide until 2011;  and PopCap until it was acquired by Electronic Arts in 2011.  Mr. Fox holds an MBA from the Fuqua School of Business at Duke University, where he was a Fuqua Scholar, and a bachelor’s degree in business administration from Ohio University.  He is a certified public accountant in the State of Washington.

Mr. Fox’s financial, accounting and management expertise qualifies him to serve on our Board and to serve as chair of the Audit/Finance Committee.  As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements, and other audit committee and board functions.  As a certified public accountant, and based on his extensive financial and accounting expertise and management experience, Mr. Fox is deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.  Additionally, his management experience across a diverse array of industries, including several technology and software companies, enables him to offer the Board a broad perspective on the challenges and opportunities facing the Company.

Jerry D. Gramaglia

Mr. Gramaglia, age 58, has been a director of Acxiom since 2009 and serves as the Non-Executive Chairman of the Board and as a member of the Board’s Executive Committee and Governance/Nominating Committee.  He served in 2011 for a four-month period as Acxiom’s interim chief executive officer and president while a search was conducted for a new CEO.  Mr. Gramaglia, a private investor and advisor to technology start-ups, previously served as partner for Arrowpath Venture Partners, and as president and chief operating officer of E*TRADE Group Inc. (NASDAQ: ETFC).  Mr. Gramaglia began his career at Procter & Gamble and later held senior marketing and general management positions at Nestle, PepsiCo, Imasco and Sprint.  He currently serves on the board of WageWorks (NYSE:  WAGE), a leading provider of tax-advantaged employee benefits, and is a former director of Coldwater Creek (NASDAQ: CWTR), a national retailer of women’s apparel.  He holds a bachelor’s degree in economics from Denison University.

Mr. Gramaglia’s experience as president, chief operating officer and chief marketing officer of a public company, his service on the board of other public companies, and his marketing, financial, technology and management expertise qualify him to serve on our Board. Through his experience, Mr. Gramaglia brings an extensive, multi-disciplined perspective to the Board.  As an advisor to early-stage companies, Mr. Gramaglia’s knowledge of cutting-edge technological developments is particularly valuable as new and emerging technologies are important factors that contribute to the success of the Company.  His previous executive and board experience provide him with key skills in working with the other directors, understanding board processes and functions, responding to the financial, strategic and operational challenges and opportunities of our business, and overseeing management, all of which qualify him to serve as the Non-Executive Chairman of the Board.

Clark M. Kokich

Mr. Kokich, age 62, has been a director of Acxiom since 2009 and serves as chair of the Board’s Technology & Innovation Committee and as a member of the Governance/Nominating Committee.  In 2013 he was named chief strategy officer of Marchex, Inc. (NASDAQ:  MCHX), a mobile and online advertising company based in Seattle.  For the prior 14 years Mr. Kokich was an executive at Razorfish, a leading Seattle-based global consultancy in digital marketing and technology, serving most recently as chairman of the board.  Prior to joining Razorfish, he was CEO of Calla Bay, Inc.; prior to that he was director of sales and marketing for a division of McCaw Cellular Communications.  In his early career he spent 12 years in traditional advertising, including the position of executive vice president/managing director for Cole & Weber, a division of Ogilvy & Mather.  He is a director of Rocket Fuel, Inc. (NASDAQ:  FUEL), an advertising technology company, and EMP (Experience Music Project), a museum in Seattle, and he serves on the board of trustees for Childhaven, a Seattle children’s charity.  Mr. Kokich holds a bachelor’s degree in finance from the University of Oregon.

Mr. Kokich’s qualifications to serve on our Board include his background in the field of digital marketing and technology, his experience in traditional marketing, and his years of management experience.  This combination of experience in both management and marketing allow him to understand the Company’s challenges in a global marketplace.  Mr. Kokich also brings technological expertise to the Board gained through his service with Marchex, Rocket Fuel, Razorfish and other technology companies which qualifies him to chair the Technology & Innovation Committee.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the election of Messrs. Cadogan, Dillard and Howe at the 2014 Annual Meeting.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Acxiom is managed for the long-term benefit of our stockholders.  This section describes key corporate governance practices that we have adopted.  Complete copies of our corporate governance principles, Board committee charters, codes of conduct and stock ownership guidelines are available on the Company’s website at www.acxiom.com, or you may request a printed copy of them by sending a written request to the Corporate Secretary at Acxiom Corporation, 601 E. Third Street, P.O. Box 8190, Little Rock, Arkansas, 72203-8190.  Acxiom’s management and the Board of Directors closely monitor corporate governance developments and will continue to evaluate their duties and responsibilities with the intention of complying with all applicable laws, rules and regulations.

Board and Committee Matters

All of the Company’s current non-employee directors have been determined by the Board to be independent.  In making these determinations, the Board reviewed the directors’ relationships, if any, with Acxiom, and determined that there are no relationships which would impair any director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director.

The relationships considered by the Board in assessing each director’s independence included consideration of the fact that in 2011, Mr. Gramaglia served for a four-month period as interim chief executive officer and president of the Company while a search was conducted for a permanent employee for that position.  His appointment as Non-Executive Chairman of the Board was made after the conclusion of his service as interim CEO.  The Board affirmatively determined that Mr. Gramaglia’s service as an officer of the Company in the interim position would not interfere with his ability to exercise independent judgment in carrying out his responsibilities as a director.

The Board also considered the fact that Acxiom purchased digital advertising services from OpenX Technologies, Inc. (“OpenX”), of which Mr. Cadogan is CEO.  The charges to Acxiom were based upon OpenX’s standard rates and totaled approximately $59,000 in the Company’s last fiscal year.  This amount represents approximately 0.005% of the total revenue of the Company and approximately 0.085% of the total revenue of OpenX for its most recent fiscal year, and the amount of the charges has been deemed by the Board to be immaterial to both companies.  This relationship was not required to be disclosed in this proxy statement as a related-party transaction under the rules and regulations of the SEC.

Additionally, the Board has affirmatively determined that there are no other factors involving any of the other non-employee directors which would interfere with their ability to exercise independent judgment in carrying out their responsibilities as directors.

Our corporate governance principles give the Board of Directors the discretion to either separate or combine the positions of chief executive officer and chairman.  Since 2007, these positions have been separated. The Board of Directors believes that separating the positions improves the ability of the Board to exercise its oversight role over management by having a director who is not an officer or member of management serve in the role of chairman.  Appointing an independent chairman also simplifies our corporate governance structure by allowing the chairman to convene executive sessions with the independent directors and dispensing with the need for another director to discharge the role of lead director.  Separation of the two roles also enhances our corporate governance profile.  As noted above, Mr. Gramaglia is currently the Non-Executive Chairman of the Board.

Quarterly meetings of the Board are held to review the Company’s strategy, financial performance, enterprise risks and significant developments, and to act on matters requiring Board approval.  If issues arise which require the full Board’s attention between regularly scheduled meetings, special meetings are called or action is taken by written consent.  Time is allotted at the end of each Board and committee meeting for the independent directors to meet in executive session outside the presence of management.  During the last fiscal year, the Board of Directors met four times.  All of the directors attended 75% or more of the meetings of the Board and of the committees on which they served during the past fiscal year.  Directors are expected to attend Board and stockholder meetings whenever possible.  At the 2013 Annual Meeting of Stockholders, all directors were in attendance.

  The Board currently has a standing Audit/Finance Committee, Compensation Committee, Executive Committee, Governance/Nominating Committee and Technology & Innovation Committee.  In the past fiscal year, the Audit/Finance Committee met nine times. The Compensation Committee met five times and took action pursuant to unanimous written consent in lieu of a meeting three times.  The Executive Committee took action pursuant to unanimous written consent in lieu of a meeting two times.  The Governance/Nominating Committee met five times. The Technology & Innovation Committee met six times.

        Copies of the committees’ charters are posted on the Company’s website at www.acxiom.com, and a description and a list of the current members of each committee is set forth below.

Audit/Finance Committee.  The members of the Audit/Finance Committee currently are Mr. Fox (Chair), Mr. Cadogan, Mr. Dillard and Dr. Hasselmo, each of whom is deemed independent under the NASDAQ listing standards and SEC rules.

The Audit/Finance Committee assists the Board in overseeing Acxiom’s financial statements and financial reporting process; systems of internal accounting and financial controls; independent auditors’ engagement, performance, independence and qualifications; internal audit function; disclosure controls and procedures; and legal, regulatory compliance and ethics programs as established by management and the Board.  In addition, the committee monitors all major financial matters pertaining to the Company, assists the Board in long-range financial planning, and makes recommendations regarding the Company’s capital and debt structure.  It oversees the management of certain of Acxiom’s risks, including the Company’s exposures in the areas of finance and accounting, legal, compliance, internal controls, IT security, insurance coverages and business continuity plans.  It recommends and prioritizes capital and financial commitments, monitors related performance measurements and reviews annual operating and capital budgets.  The committee also reviews large capital and unbudgeted expenditures.  Proposed acquisitions and divestitures are reviewed by the committee, and it makes recommendations regarding the Company’s hedging, dividend and tax policies.  The Board has determined that Mr. Fox and Mr. Dillard each qualify as “audit committee financial experts” as defined in SEC rules.

Compensation Committee.  The members of the Compensation Committee currently are Mr. Henderson (Chair), Mr. Battelle, Mr. Dillard and Mr. Fox, each of whom is deemed independent under the NASDAQ listing standards.

The Compensation Committee assists the Board in fulfilling its oversight responsibility related to compensation programs, plans and awards for Acxiom’s executive officers, and it administers the Company’s equity-based compensation plans.  The committee annually reviews and makes recommendations to the full Board regarding the annual goals and objectives for the CEO and makes a recommendation to the full Board regarding his compensation (except for that portion of the CEO’s compensation intended to qualify under Section 162(m) of the Internal Revenue Code, which is determined by the committee after consultation with the full Board).  The committee annually sets the compensation of the Company’s executive officers, and it reviews all of the Company’s compensation plans periodically and considers any risks associated with the plans and whether they are philosophically aligned with the executive officers’ compensation programs.  The committee has the authority to retain advisers to assist with the work of the committee as it deems necessary and appropriate.

Executive Committee. The members of the Executive Committee currently are Mr. Howe (Chair), Mr. Fox and Mr. Gramaglia.  The Executive Committee implements the policy decisions of the full Board of Directors and handles routine matters which arise during the interim periods between Board meetings consistent with the authority which has been delegated to the committee by the Board.

 Governance/Nominating Committee.  The members of the Governance/Nominating Committee currently are Dr. Hasselmo (Chair), Mr. Gramaglia, Mr. Henderson and Mr. Kokich, each of whom is deemed independent under the NASDAQ listing standards.

This committee is responsible for reviewing and making recommendations to the Board with regard to the following: corporate governance principles, management succession plan, structure of Board committees, compensation of directors, self-evaluation process for the Board, ethics compliance programs, director orientation and director education programs.  In addition, the committee is charged with reviewing and approving any transaction required to be disclosed as a related-party transaction under SEC rules and regulations.  The committee’s charter specifies that no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company.

The Governance/Nominating Committee is also responsible for screening and recommending qualified candidates to the Board for membership, and for annually recommending to the Board the nominees for director to be submitted for election at each annual meeting of the Company’s stockholders.  All nominations or appointments to the Board are approved by the full Board of Directors.  Directors who are up for re-nomination recuse themselves from votes regarding their own nominations at both the committee and the Board level.

    The Governance/Nominating Committee identifies potential Board candidates through various methods, including recommendations from directors, management and stockholders.  The committee has the authority to retain search firms to identify director candidates and to approve the search firm’s fees and other retention terms.  The committee periodically reviews with the Chairman of the Board and the Chief Executive Officer the appropriate skills and characteristics required of Board members.  In reviewing potential candidates, the Governance/Nominating Committee considers applicable board and committee independence requirements imposed by the various committee charters, the NASDAQ listing standards and applicable law.  The committee also considers the number of other boards and committees on which a director candidate serves.

The Governance/Nominating Committee and Board seek directors who possess the highest personal and professional integrity, ethics and values, who are committed to representing the long-term interests of the stockholders and have an objective perspective and mature judgment.  Among the various criteria for selection as a Board member are the level of a potential candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to Board duties, and a commitment to serve on the Board for an extended period of time in order to develop an in-depth knowledge of the Company, its strategy and its principal operations.  The Governance/Nominating Committee and Board seek candidates who demonstrate a willingness to evaluate management’s performance objectively and who have no activities or interests that could conflict with their responsibilities to Acxiom.

The Governance/Nominating Committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members.  Nominees for director must meet the qualifications set forth in our corporate governance principles and the Governance/Nominating Committee charter, pursuant to which the Board and committee are mandated to use reasonable efforts to attract a diversified membership and to endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology.  While the Governance/Nominating Committee continually seeks to identify potential candidates who would further enhance the diversity of the Board, it does not have a formal policy with respect to diversity.  Nominees must also comply with the Board of Directors’ code of business conduct and ethics, a copy of which is posted in the corporate governance section of our website at www.acxiom.com.

In accordance with the terms of the Company’s corporate governance principles, any nominees proposed by stockholders will be evaluated by the Governance/Nominating Committee in the same manner as nominees proposed by other sources.  To be considered by the Governance/Nominating Committee, a stockholder nominee must be submitted to the corporate secretary at the address and within the timeframe specified under the section of this proxy statement entitled “Stockholder Proposals.”  It is the policy of the Board that representatives of institutional investors may be considered for Board membership so long as the institution (a) does not own or control significant holdings (i.e., more than five percent of the total outstanding shares or other equity units) in businesses that are competitive with the Company; (b) fully discloses, on an ongoing basis, any currently existing and/or reasonably foreseeable conflicts of interest with the Company and/or its other stockholders; and (c) agrees to comply with the Company’s stock trading guidelines applicable to directors and senior members of management, as currently in force or as may be in force in the future.

Technology & Innovation Committee.  The members of the Technology & Innovation Committee are Mr. Kokich (Chair) and Messrs. Battelle, Cadogan and Henderson.

The purpose of the Committee is to oversee and provide counsel to the Board and management on matters of innovation, technology, strategy, and mergers and acquisitions.  Specifically, the committee was formed  (1) to assist management in its efforts to ensure that world-class technology, science and innovation are developed and leveraged throughout the Company in order to enhance stockholder value; (2) to provide understanding, clarification and validation to the Board on the fundamental technical and strategic direction of the Company; (3) to serve as a sounding board to management on issues related to innovation, technology, research and development, strategic direction, product development, intellectual property, partnerships, divestitures, and mergers and acquisitions; and (4) to make recommendations to the Board on the validity of management’s proposals regarding investments, divestitures, and mergers and acquisitions.

Other Committees.  In addition to the standing committees described above, the Board may establish other committees including additional standing committees or ad hoc committees to deal with a particular event or process.

Responsibility for Risk Management

Management has primary responsibility for identifying and managing risks facing Acxiom, subject to the oversight of the Board of Directors.  The CEO brings key business risks to the attention of the Board, generally in the context of the Company’s strategic and operating plans.  The Company’s director of risk management and the internal audit team prepare reports used by the Audit/Finance Committee to analyze the most serious enterprise risks facing the Company and to prioritize the items to be addressed in the annual internal audit plan.  The Company’s director of risk management and the internal audit team prepare risk assessments by conducting interviews and surveys with members of management across the Company and with the Audit/Finance Committee members to identify individual process and enterprise risks.

The committees of the Board assist in discharging the Board’s risk oversight role by performing certain subject matter responsibilities.  Risks regarding financial, accounting and legal issues, compliance and internal controls, IT security, insurance coverages and business continuity are overseen by the Audit/Finance Committee.   Risks related to the Company’s compensation programs are overseen by the Board’s Compensation Committee.  Risks associated with governance and executive succession planning are overseen by the Board’s Governance/Nominating Committee.  The Board of Directors, however, retains full oversight responsibility for all subject matters, regardless of whether any particular subject matter is assigned to a committee.  At each quarterly meeting, the Board receives a verbal summary of risk-related matters discussed in each of the committee meetings.  All directors have access to the minutes of all committee meetings.   The full Board is responsible for the overall risk assessment and management process and also directly oversees risks associated with the Company’s strategic plan, operating plan, products, human resources and organizational issues.

The Board’s administration of its risk oversight role has not specifically affected the Board’s leadership structure.  In establishing the Board’s current leadership structure, risk oversight was one factor among many factors considered, and the Board believes that the current leadership structure is conducive to and appropriate for its risk oversight role.  The Board regularly reviews its leadership structure and evaluates whether such structure, as well as the Board as a whole, is functioning effectively.  If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight role, it may make any changes it deems appropriate.

Communication with Directors

Stockholders and other interested parties may contact an individual director, the Chairman of the Board, the Board as a group, or a specified Board committee or group of directors, as follows:

Mail:                      Acxiom Board of Directors
P.O. Box 250266
Little Rock, AR 72225-0266

E-mail:                    Directors@acxiom.com

Telephone:            866-513-0188 or 501-252-8888

Each communication should specify the applicable addressees to be contacted as well as the general topic of the communication.  Communications relating to Acxiom's accounting, internal accounting controls, or auditing matters will be referred to members of the Audit/Finance Committee.  Incoming messages are monitored by an independent third party who receives and processes the communications before forwarding them to the addressee(s).  Depending on the subject matter, communications may be referred to departments within Acxiom.  Communications that are primarily commercial in nature, as well as marketing solicitations, will generally not be forwarded to the directors.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal No. 2 of the Proxy Card)

In accordance with the Dodd-Frank Act and Rule 14a-21 under the Securities Exchange Act of 1934, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s “Named Executive Officers” identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement.

In accordance with the Company’s compensation philosophy, our compensation programs are designed to attract, retain and motivate the management team to achieve the Company’s business goals on an annual and a long-term basis.  Key objectives of our compensation programs are to:

•	align leadership compensation with the business strategy, values and management initiatives;
•	align Company executives’ interests with stockholders’ interests;
•	motivate executives to achieve the highest level of performance;
•	provide a strong link between pay and performance; and
•	attract and retain the best executives through competitive, market-based plans.

Details concerning how we implement our compensation philosophy, and how we structure our compensation programs to meet the objectives listed above, are provided in the “Compensation Discussion and Analysis” section below.  In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

In light of the foregoing, we ask that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

At the 2011 Annual Meeting of Stockholders, stockholders were provided an advisory (non-binding) vote on the frequency at which stockholder advisory votes on executive compensation (like this Proposal No. 2) should be held.  Consistent with the recommendation of the Board of Directors, approximately 90% of votes cast at the 2011 Annual Meeting were cast in favor of holding stockholders advisory votes on executive compensation on an annual basis.  Accordingly, the Company has determined to hold such votes on an annual basis, and the next advisory vote to approve the Company’s compensation of its named executive officers will be held at the 2015 Annual Meeting of Stockholders.

While this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors, we value the opinions of our stockholders.  Accordingly, the Board of Directors will take the results of this vote under advisement and will consider our stockholders’ concerns when making future decisions regarding the Company’s executive compensation programs.

Board of Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR the resolution to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
(Proposal No. 3 of the Proxy Card)

The Audit/Finance Committee has selected KPMG LLP (“KPMG”) to serve as independent auditor for fiscal year 2015, and the stockholders are being asked to ratify this action.  We anticipate that a representative of KPMG will be present at the 2015 Annual Meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.

Fees Billed For Services Rendered by Independent Auditor

The following table presents fees for professional audit services rendered by KPMG for the audits of the Company’s annual financial statements for the fiscal years ended March 31, 2014 and March 31, 2013, and fees billed for other services rendered by KPMG.

	2014	2013

Audit Fees (including quarterly reviews)1	$1,803,000	$1,729,000

Audit-Related Fees2	1,349,000	706,000

Tax Fees3	208,000	363,000

All Other Fees4	434,000	431,000

Total	$3,794,000	$3,229,000

1
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, quarterly reviews of financial statements included in our Forms 10-Q and 10-K, and audit services provided in connection with other statutory and regulatory filings.

2
Audit-related fees include professional services related to our SSAE16 audits, an agreed-upon procedures engagement, audit services provided to one of our divisions and to the audit of our 401(k) retirement plan.

3
Tax fees include professional services rendered in connection with tax compliance and preparation relating to our tax audits, international tax compliance and tax consulting.  We do not engage KPMG to perform personal tax services for our executive officers.

4	Other fees include other permitted professional advisory services.

Audit/Finance Committee Pre-Approval Policy

The Audit/Finance Committee has adopted a policy for the pre-approval of engagements for audit, audit-related and non-audit services by the independent auditor.  The policy requires that the committee pre-approve all audit services and audit-related services to be performed by the independent auditor.  Such pre-approval may be made by the chairman of the Audit/Finance Committee so long as a report of the engagement is made to the full committee at its next quarterly meeting following the engagement.  In connection with any proposed engagement for non-audit services, the scope, nature and anticipated fees for such services must be agreed upon by management and the external auditor, who then must obtain the consent of the chairman of the Audit/Finance Committee to proceed with the proposed engagement. Upon the chairman’s consent, the independent auditor is authorized to enter into an engagement letter with the Company to conduct the non-audit services in accordance with the terms and conditions approved by the chairman.  All audit and non-audit services reflected in the table above were pre-approved by the Audit/Finance Committee in accordance with the policy, and none were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG as the Company’s independent registered accountant for fiscal year 2015.  If the stockholders fail to ratify this appointment, the Audit/Finance committee will reconsider whether to retain KPMG or another firm without resubmitting the matter to our stockholders.  Even if the appointment is ratified, the Audit/Finance Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

STOCK OWNERSHIP

The following table sets forth information as of May 29, 2014, with respect to the beneficial ownership of our common stock by:

•	each of our directors, nominees and named executive officers individually;

•	all of our directors, nominees and executive officers as a group; and

•	each person who is known to us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, the address of each person named in the table below is c/o Acxiom Corporation, 601 E. Third Street, P.O. Box 8190, Little Rock, AR 72203-8190, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned.  The percentage listed in the column entitled “Percentage of Class” is calculated based on 77,019,418 shares of our common stock outstanding on May 29, 2014.  This number excludes 49,355,337 shares held in treasury.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Beneficial Owner	Shares Beneficially Owned		Percentage of Class
John L. Battelle	5,655		*
Timothy R. Cadogan	8,575		*
William T. Dillard II.	110,416	1	*
Richard P. Fox	10,417		*
Jerry D. Gramaglia	58,565		*
Ann Die Hasselmo	50,597		*
William J. Henderson	45,200	1	*
Scott E. Howe	589,190	2	*
Warren C. Jenson	150,943	3	*
Jerry C. Jones	335,901	4	*
Clark M. Kokich	63,094		*
Philip L. Mui	83,208	5	*
Nada C. Stirratt	147,929	6	*

All directors, nominees and executive officers as a group (14 people)	1,667,630	7	2.14%

BlackRock, Inc.	6,191,556	8	8.0%
40 East 52nd Street
New York, NY 10022

Waddell & Reed Financial, Inc.	9,329,030	9	12.1%
6300 Lamar Avenue
Overland Park, KS 66202

The Vanguard Group	4,435,658	10	5.8%
100 Vanguard Blvd.
Malvern, PA 19355

RS Investment Management Co. LLC	4,581,236	11	6.0%
One Bush Street, Suite 900
San Francisco, CA 94104

Robert S. Pitts, Jr.	3,874,989	12	5.0%
450 Park Avenue, 20th Floor
New York, NY 10022

*	Denotes less than 1%.

1	Includes 5,400 shares subject to options which are currently exercisable, of which all are in the money.

2	Includes 288,612 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.

3	Includes 134,069 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.

4	Includes 261,647 shares subject to options which are currently exercisable or exercisable within 60 days, of which 213,757 are in the money.

5	Includes 75,025 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.

6	Includes 134,081 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.

7	Includes 906,488 shares subject to options which are currently exercisable or exercisable within 60 days, of which 858,598 are in the money

8
This information is based solely upon information contained in a Schedule 13G/A filed on January 28, 2014.  According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 5,937,422 of the reported shares, no shared voting power with respect to any reported shares and sole dispositive power over all reported shares through its control of certain direct and indirect subsidiaries listed on Exhibit A attached to the Schedule 13G/A.

9
This information is based solely upon information contained in a Schedule 13G/A filed on February 7, 2014.  According to the Schedule 13G/A, Waddell & Reed Financial, Inc. has sole voting and dispositive power over all reported shares through its control of certain direct and indirect subsidiaries that are additional reporting persons listed in the Schedule 13G/A.

10
This information is based solely upon information contained in a Schedule 13G/A filed on February 10, 2014.  According to the Schedule 13G/A, The Vanguard Group has sole voting power over 110,134 of the reported shares, no shared voting power with respect to any reported shares, sole dispositive power over 4,331,024 of the reported shares, and shared dispositive power over 104,634 of the reported shares.

11
This information is based solely upon information contained in a Schedule 13G/A filed on February 14, 2014.  According to the Schedule 13G/A, RS Investment Management Co. LLC has sole voting power over 4,447,163 of the reported shares, no shared voting power with respect to any reported shares, and sole dispositive power over all reported shares.

12
This information is based solely upon information contained in a Schedule 13G filed on May 27, 2014.  According to the Schedule 13G, Robert S. Pitts, Jr. has shared voting and dispositive power over all reported shares through his control of certain affiliates that are additional reporting persons listed in the Schedule 13G.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide information about the compensation programs for our named executive officers (collectively the “Named Executive Officers” or “NEOs”). The following individuals constitute our Named Executive Officers for fiscal year 2014:

• Scott E. Howe, Chief Executive Officer & President, our CEO
• Warren C. Jenson, Chief Financial Officer & Executive Vice President, our CFO
• Nada C. Stirratt, Chief Revenue Officer & Executive Vice President
• Phil L. Mui, Ph.D., Chief Product and Engineering Officer & Executive Vice President
• Jerry C. Jones, Chief Ethics and Legal Officer & Executive Vice President

Compensation Philosophy and Objectives

Our general philosophy is that compensation should be designed to attract, retain and motivate our management team to achieve the business goals set by the Company on an annual and a long-term basis. In keeping with this philosophy, the key objectives of our executive compensation programs are to:

•	align leadership compensation with our business strategy, values and management initiatives;

•	align Company executives’ interests with stockholders’ interests;

•	motivate executives to achieve the highest level of performance;

•	provide a strong link between pay and performance; and

•	attract and retain the best executives through competitive, market-based plans.

We believe these objectives allow us to reward the overall performance and contribution of the executives while maintaining an appropriate correlation between executive pay and Company performance, including the execution of our business strategy. The following discussion shows how we use compensation awards and a number of other incentives to achieve these objectives.

Executive Summary

In fiscal year 2014, Acxiom continued our journey of transformation. We introduced two major products in our launch of the Audience Operating System®, or AOS™, and AbouttheData.com®.  We commenced a $30 million cost reduction initiative designed to simplify and redesign work processes and reduce bureaucracy and duplicate functions. We believe that these changes have resulted in a more efficient and better run organization. Finally, we engaged in extensive work to separate our IT infrastructure management business from the marketing and data services business resulting in separate and distinct operating units.

With our senior leadership team in place and working well together, we focused on the next level of leadership and made key hires including Dennis Self, Senior Vice President of the newly formed IT organization, and Manu Tharpar, Senior Vice President of Engineering.  We also continued our share repurchase program. The market responded positively to these changes and the direction of the Company with a 71% total shareholder return (based on the increase in our share price from $20.11 on April 1, 2013 to $34.40 on March 31, 2014).

Results of Say-on-Pay Vote.  At our 2013 Annual Meeting of Stockholders, we conducted an advisory “say-on-pay” vote on the compensation of our Named Executive Officers.  Slightly less than 98% of the votes cast on the say-on-pay proposal were in favor of our Named Executive Officer compensation, an increase from 95% the previous year.  While this vote was advisory and, therefore, not binding, we value the opinions of our stockholders and considered the result of this vote, among other things, when reviewing executive compensation for fiscal year 2014. The Compensation Committee determined that, given the strong level of support for our compensation programs and practices, no changes to our executive compensation policies and decisions were necessary for fiscal year 2014.

Pay for Performance.  For fiscal year 2014, we continued our performance oriented pay programs, with annual cash incentive awards and longer term performance-based equity awards.  This decision was based on our view that consistent and understandable performance incentives provide focus and a clear line of sight to achievement of Company objectives for our executives which in turn enhances an executive’s performance.

Cash-Incentives.  In fiscal year 2014 the performance measures utilized under the 2014 Cash Incentive Plan for all participating NEOs remained the same as those utilized in fiscal year 2013, Revenue and Adjusted EPS (as defined below). These measures directly link executive compensation and performance.  We believe that a strong focus on Revenue and Adjusted EPS enhances our efforts to create value for shareholders and is consistent with peer group practice for performance pay programs. Our actual results for fiscal year 2014 resulted in above target payouts under our cash incentive compensation program, as detailed in the table below.

Fiscal 2014 Results

Performance Measure	Weighting (%)	Fiscal Year 2014 Results1	Comparison to Target

Revenue	50%	$1,098 million	1.3% below target
Adjusted EPS	50%	$0.89	9.9% above target

1	Results are subject to adjustment for certain unusual or nonrecurring events in accordance with the Acxiom Corporation Executive Officer 2014 Cash Incentive Plan.

“Revenue” means the Company’s revenue for the 2014 fiscal year as reflected in its financial statements.  “Adjusted EPS” is a “non-GAAP financial measure” that is defined by the Cash Incentive Plan as the Company’s diluted earnings per share attributable to the Company’s stockholders for the 2014 fiscal year as reflected in its financial statements, subject to any adjustments made by the committee in accordance with the terms of the Acxiom Corporation Executive Officer 2014 Cash Incentive Plan.

Based on the Company’s financial results, the NEOs were each eligible to receive up to 129% of their target cash incentive for fiscal year 2014, plus or minus an adjustment of up to 30% pursuant to the terms of the Cash Incentive Plan for individual performance based on the recommendation of the CEO and approval of the Compensation Committee. Additional information about the Cash Incentive Plan is provided below under 2014 Executive Compensation Components – Cash Incentives.

Long-Term Incentives.  Long-term incentive grants to the NEOs in fiscal year 2014 were heavily weighted (70% of estimated award value at the time of grant) towards Company performance.  Equity awards included stock options and restricted stock units with time-based vesting and performance units.  The performance units earned will be determined based on earnings per share, or EPS, and modified by as much as +/-20% based on total shareholder return of the Company compared to a peer group over a three-year performance period beginning April 1, 2013 and ending March 31, 2016. This approach is consistent with our fiscal year 2013 equity awards. The level of achievement under these awards will not be determinable until the end of the performance period at the conclusion of fiscal year 2016.

           Fiscal Year 2012 Performance Units – Actual Results.  The three-year performance period for fiscal year 2012 performance units was completed on March 31, 2014.  In May 2014, the Compensation Committee certified that, based on actual performance for the three-year performance period compared to the pre-established goals, the payout level earned for the awards was 160% of target. The Relative Total Shareholder Return attainment was 200% of target, but the EPS target was not met, which resulted it a 20% reduction and a payment of 160% in accordance with the terms of the award. The number of performance units earned for the fiscal year 2012 awards vested in May 2014 and the units were settled by delivery of shares of our common stock.  Only two of our NEOs were employed and participated in the fiscal year 2012 program, Mr. Howe and Mr. Jones.   For the number of fiscal year 2012 performance units earned by each NEO see note 6 to Outstanding Equity Awards at 2014 Fiscal Year End on page 38.  The fiscal year 2012 program used the same performance period and measurement criteria as the fiscal year 2014 plan, however, total shareholder return was the primary measure and EPS was the +/- 20% modifier.

The following charts present the overall mix of target pay by compensation element for the CEO and all other NEOs as a group for fiscal year 2014.

Stock Ownership Guidelines

Our executive officers are subject to stock ownership guidelines designed to ensure that they have a meaningful stake in the Company.  The guidelines are intended to balance an officer’s need for portfolio diversification while ensuring that his or her interests are closely aligned with our shareholders’ interests.  The stock ownership guidelines currently in effect are summarized below:

•	Our Chief Executive Officer is expected to acquire and retain shares of our common stock having a value equal to at least three times his or her base salary; and

•	Each other executive officer is expected to own shares of our common stock having a value equal to at least one times his or her base salary.

The executive has five years from the date of his or her appointment to attain these ownership levels. In the event of an increase in the officer’s base salary, he or she will have one year from the time of the increase to acquire any additional shares needed to meet these guidelines.  The Compensation Committee in its discretion may extend the period of time for attainment of these ownership levels in appropriate circumstances.

For this purpose, stock ownership includes shares:  purchased on the open market; owned jointly with, or separately, by the NEO’s immediate family members (spouse and dependent children); held in trust for the NEO or immediate family member; held through any Company-sponsored plan such as an employee stock purchase plan, a qualified retirement plan or a supplemental executive retirement plan; obtained through the exercise of stock options; and 50% of RSUs (after deduction of applicable federal and state taxes).

Until the ownership levels are met, the officer will be expected to retain 50% of the shares acquired upon option exercises (after payment of the exercise cost and taxes), and 50% of the shares issued upon the vesting of RSUs or performance units (after payment of taxes).  Failure to meet or, in unique circumstances, to show sustained progress toward meeting the above guidelines may result in a reduction in future equity awards or cash incentive payouts in the form of stock.

Messrs. Howe and Jenson, Dr. Mui and Ms. Stirratt are not yet required to meet the executive officers’ stock ownership guidelines due to the length of their employment.  Mr. Jones has exceeded the requirements of the guidelines.

Elements of Compensation

The compensation program for the NEOs consists of the following elements:

•	Base Salary, which provides a consistent level of base compensation not contingent on Company performance.

•	Cash Incentives, which link pay to performance by rewarding NEOs for achieving annual goals that contribute to long-term business performance.

•	Long-Term Incentives, which reward NEOs for long-term increases in the Company’s earnings per share and stock value and encourage retention of the NEOs.

•	Retirement Benefits, which promote financial security and reward long-term employment with the Company.

•
Broad-Based Employee Benefits, which encourage the overall health, stability and well-being of employees (including the NEOs), such as health benefits, life insurance, disability benefits and an employee stock purchase plan.

One of our goals is to allocate a significant portion of compensation paid to our executive officers through performance-based incentive programs. We also strive to allocate total direct compensation in a manner that is competitive with our Comparison Group (as defined below) and properly aligned with shareholder interests. Each of the compensation elements is designed to provide the NEOs with a distinct remuneration opportunity and, when taken together, they provide the NEOs with a balanced yet competitive mix of short- and long-term compensation.

How Compensation Is Determined

Role of the Compensation Committee.  The Compensation Committee oversees the design, development and implementation of our executive compensation program. The committee:

•	annually reviews and approves the compensation of our executive officers, other than the CEO;
•	annually reviews and approves the compensation of our CEO that is intended to comply with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), in consultation with our Board; and
•	makes a recommendation to the Board for approval of our CEO’s other compensation.

In carrying out its oversight responsibilities, the committee establishes the amounts and the mix of compensation between base salary, annual cash incentives and long-term equity incentives.  The committee also oversees our incentive and equity-based executive compensation plans and establishes performance targets for performance-based awards. The committee periodically reviews our change in control, severance and retirement arrangements, deferred compensation programs, senior leadership benefits and perquisites. The committee reviews and considers risks associated with our compensation philosophy and program as discussed below under Compensation Risk Assessment.

Role of Compensation Advisors.  For fiscal year 2014, the committee again engaged a consultant from Pay Governance, as its independent compensation consultant to assist the committee with the structure of our senior executive compensation programs. The consultant provided the committee with market data and made recommendations with respect to compensation mix and levels. The committee also engaged independent legal counsel to assist with the committee’s review and analysis of our senior executive compensation program in light of current market, economic, regulatory and our business conditions.  The committee has conducted an independence assessment of its compensation consultant and has determined that no conflict of interest exists that would require disclosure under SEC rules.

Process for Determining CEO Compensation.  Our Board annually evaluates our CEO’s performance in light of our strategic plan, operating goals and objectives relating to executive compensation.  Our executive compensation objectives include maintaining competitive pay, linking pay to performance, promoting the creation of shareholder value and encouraging retention. The committee considers the results of this evaluation. In consultation with its compensation consultant, the committee also considers general market conditions and specific industry trends. The committee reviews each element of our CEO’s compensation, his employment agreement, a tally sheet to evaluate his total compensation package, and assists the Board in assessing our CEO’s total compensation. The committee also considers our business results and tax deductibility of our CEO’s compensation. Any recommendations from the committee are submitted to the Board for approval, other than elements of compensation intended to comply with Section 162(m) which are determined exclusively by the committee.  The CEO does not participate in discussions or decisions regarding his own compensation.

Process for Determining Compensation for Other NEOs.  The CEO annually evaluates the performance of each of our other NEOs.  The CEO makes a recommendation for the compensation of each NEO to the committee based upon his evaluation and information supplied by the compensation consultant. The committee considers the CEO’s recommendation in light of our strategic plan, operating goals and compensation philosophy. In consultation with its compensation consultant, the committee also considers general market conditions and specific industry trends. The committee also reviews tally sheets with respect to the NEOs, our business results and tax deductibility considerations.

Compensation Benchmarking.  The committee also considers peer group compensation information as a reference point each year in reviewing the executive compensation of our NEOs.  Our peer group consists primarily of information services companies against which we compete for specialized talent and experience possessed by our NEOs.  The committee also reviews data from the Radford Executive Survey covering a group of companies from a variety of high-tech industries published by Aon Consulting.  We refer to our peer group and the Radford survey data collectively as the “Comparison Group.”

For fiscal year 2014, our peer group included companies with the following attributes:

•	Industry, scope of business operations, and organizational complexity:

Within the information management, marketing services/research or risk-related services industries
Provide technology-enabled or consulting-related services, beyond pure data/information management
Digital, online media and advertising technology firms

•	Organizational size:

Revenues between $500 million and $2.5 billion
Market capitalization between $500 million and $3.5 billion

•	Financial structure:

Comparable market capitalization / revenue ratios
Reasonable total shareholder return and operating margin performance

Our fiscal year 2014 peer group included the following companies, which are the same as fiscal year 2013:

Akamai Technologies	Fair Isaac Corporation	Sapient Corporation
Alliance Data Systems Corporation	Global Payment Systems, Inc.	The Dun & Bradstreet Corporation
AOL, Inc.	Harte-Hanks, Inc.	Total System Services, Inc.
comScore, Inc.	Heartland Payment Systems, Inc.	Valassis Communications
CoreLogic	IHS, Inc.	ValueClick, Inc.
Equifax Inc.	Informatica Corporation	United Online, Inc

The committee reviews each compensation element and aggregate total direct compensation (the sum of base salary, cash incentives and long-term incentives) for each of our NEOs compared to the 50th percentile for similarly situated employees of companies in the Comparison Group. The committee considers the Comparison Group data as well as other factors in its collective judgment including: the executive’s experience, performance, scope and specific skills, together with his or her ability to impact business results, or other business conditions in determining actual pay levels above or below the 50th percentile.  Variation can also result based on the terms of individually negotiated employment arrangements and year-to-year fluctuations in the Comparison Group data. Actual variance from the 50th percentile for the individual elements of each Named Executive Officer’s compensation (base salary, cash incentives and long-term incentives) as well as total direct compensation is set forth in the tables included with the discussion of 2014 Executive Compensation Components below.

Compensation Risk Assessment.  The Company and the Compensation Committee consider many factors in making compensation decisions for our executives.  One factor is the risk associated with our compensation programs.  During the first quarter of fiscal year 2014, the Compensation Committee conducted its annual risk assessment of our compensation policies and practices covering all employees.  After a review and assessment of potential risks, the committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company for the following reasons, among others:

•	We believe our compensation programs appropriately balance short-term and long-term incentives;

•	Our long-term incentive grants for senior management are allocated between stock options, restricted stock units and performance units, which provides a balance of incentives;

•	Our cash incentive plan contains caps on maximum payouts and the Compensation Committee generally retains authority to reduce incentive plan payouts in its discretion;

•
Our performance-based plans are not overly reliant on one performance metric and they include the use of multiple multi-year performance measures to mitigate the risk of employees focusing exclusively on short-term growth at the expense of sustained profitability and increase in shareholder value; and

•
Our stock ownership guidelines require our executives to hold significant amounts of Company equity, which commits an appropriate portion of their compensation to the long-term performance of the Company.

Clawback Policies. Although we do not presently have any formal policies or practices that provide for the recovery of prior incentive compensation awards that were based on financial information later restated as a result of the Company’s material non-compliance with financial reporting requirements, in such event we reserve the right to seek all recoveries currently available under the law. In addition, the Compensation Committee intends to adopt and implement a formal “clawback” policy that is applicable to the Company’s executive officers as soon as reasonably practicable following the SEC’s adoption of rules implementing the new clawback requirements set forth in the Dodd-Frank Act.

2014 Executive Compensation Components

Set forth below is a discussion of the principal components of fiscal year 2014 compensation for our NEOs.

Base Salary.  Base salaries for the NEOs are initially established in connection with their hire and are subject to annual adjustment. The Compensation Committee sets base salaries based on the executives’ responsibilities, length of service, demonstrated personal performance, Company performance, internal pay equity, tax considerations, and the Comparison Group data. We believe that providing a competitive base salary is essential to attracting and retaining qualified and valued executives. Base salaries for the NEOs are reviewed against the 50th percentile for similarly situated employees in the Comparison Group; however, actual salaries may vary for each NEO based on demonstrated experience, performance, length of service and responsibility level.

As an executive’s responsibility and ability to affect the financial results of the Company increase, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component, further aligning his or her interests with those of the shareholders. The base salaries of the CEO and the executive officers are reviewed in May of each year and are subject to adjustment.

The following table sets forth the base salaries for the NEOs for fiscal year 2014 and the percentage variance of such base salaries from the 50th percentile of the Comparison Group:

Fiscal Year 2014 Base Salaries

NEO	Annual Base Salary	Comparison Group 50th Percentile	Variance
Scott E. Howe	$650,000	$805,000	-19.3%
Warren C. Jenson	$500,000	$415,000	20.5%
Nada C. Stirratt	$510,000	$495,000	3.0%
Phil L. Mui	$440,000	$430,000	2.3%
Jerry C. Jones	$395,000	$385,000	2.6%

The base salary for Mr. Howe is below the Comparison Group median and he did not receive an increase in fiscal year 2014.  A greater portion of Mr. Howe’s total compensation opportunity is based on achievement of performance measures.  See page 35, for Mr. Howe’s total direct compensation for fiscal year 2014.  The base salary for Mr. Jenson is higher than median due to his contributions during the year, his extensive experience as CFO of large companies and the assumption of additional duties overseeing our IT organization.

 Cash Incentives.  Payment opportunities for awards under the Cash Incentive Plan are expressed as a percentage of base salary and are generally measured against the 50th percentile for cash incentive opportunities available for similarly situated employees of companies in the Comparison Group. Actual opportunity may vary based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity and tax considerations.  The Cash Incentive Plan also provides the Compensation Committee with the ability to adjust payouts up or down by up to 30% based on individual performance as recommended by the CEO and approved by the Compensation Committee in its sole discretion.

The following table sets forth the target cash incentives for the NEOs for fiscal year 2014 and the percentage variance of such target amounts from the 50th percentile of the Comparison Group:

Fiscal Year 2014 Target – Cash Incentives

NEO	Target Cash Incentive *		Comparison Group 50th Percentile	Variance
	% of Base Salary	Amount
Scott E. Howe	100%	$650,000	$985,000	-34.0%
Warren C. Jenson	85%	$425,500	$350,500	21.4%
Nada C. Stirratt	100%	$510,000	$455,000	12.1%
Phil L. Mui	65%	$286,000	$325,000	-12.0%
Jerry C. Jones	65%	$256,750	$265,000	-3.1%

* The maximum cash incentive for each NEO under the Cash Incentive Plan is 200% of the target incentive.

The variance for Mr. Howe’s target cash incentive opportunity reflects a lower base salary compared to the Comparison Group.  Mr. Jenson’s and Ms. Stirratt’s target cash incentive amounts reflect the Compensation Committee’s desire to provide a greater percentage of their total direct compensation in the form of performance-based cash incentives.  Mr. Jenson’s and Ms. Stirratt’s roles are viewed as particularly critical to the Company’s annual operating financial performance.

Performance Measures.  In fiscal year 2014, the performance measures utilized under the Cash Incentive Plan for all participating NEOs were Revenue and Adjusted EPS.  The performance measures were weighted 50% for Revenue and 50% for Adjusted EPS.  The Compensation Committee selected these performance measures because it believes that achieving the target Revenue and Adjusted EPS amounts would align the Company executives’ interests with shareholders’ interest.

For fiscal year 2014 the Compensation Committee set a threshold, target and maximum attainment amount for each performance measure as follows:

Fiscal Year 2014 Cash Incentive
Threshold, Target and Maximum Attainment Levels *

	Threshold	Target	Maximum
Revenue	$1,001,000	$1,112,000	$1,224,000
Adjusted EPS	$0.69	$0.81	$0.93
Payment	Up to 50%	Up to 100%	Up to 200%

* Dollars in thousands, except for Adjusted EPS.

Generally, to be eligible for any payment under the Cash Incentive Plan, the Company must achieve the threshold amount for the Adjusted EPS performance measure.  If the Company fails to achieve the threshold amount for Adjusted EPS, no awards are payable under the Cash Incentive Plan, notwithstanding the level of achievement in Revenue.

As provided in the Cash Incentive Plan, performance measures are generally subject to adjustment by the Compensation Committee in recognition of unusual or nonrecurring events affecting the participant, the Company, or any subsidiary or affiliate, or the financial statements of the Company or of any subsidiary or affiliate; in the event of changes in applicable laws, regulations or accounting principles; or in the event the committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, subject to certain exceptions for awards intended to comply with Section 162(m).

Fiscal Year 2014 Cash Incentive Measures – Actual Results

The actual results for fiscal year 2014 were $1,098 million in Revenue and Adjusted EPS of $0.89.  Adjusted EPS was calculated as defined by the Cash Incentive Plan.  For reference, Adjusted EPS is reconciled to the corresponding GAAP earnings per share measure as follows:

Reconciliation of GAAP EPS to Non-GAAP Adjusted EPS for Fiscal Year 2014
(Dollars and Shares in millions, except earnings per share)

Earnings from continuing operations before income taxes	$38.4
Income taxes	29.6
Net earnings	8.8
Less: Net loss attributable to noncontrolling interest	(0.1)
Net earnings attributable to the Company	$8.9
Earnings per share attributable to Company stockholders:
Basic	$0.12
Diluted	$0.12
Unusual items1	$65.8
Earnings from continuing operations before income taxes and excluding unusual items	$104.2
Income taxes	36.0
Non-GAAP net earnings	68.2
Less: Net loss attributable to noncontrolling interest	(0.1)
Non-GAAP Net earnings attributable to the Company	$68.3
Non-GAAP earnings per share attributable to Company stockholders:
Basic	$0.91
Diluted	$0.89
Diluted weighted average shares	77.0

1
Unusual items include gains, losses and other items, net, of $22.1 million; impairment of goodwill and other assets of $28.8 million; business separation and transformation expenses of $14.0 million; investment gain of $2.6 million; and one time associate bonus payments of $3.5 million.

Because the threshold Adjusted EPS amount of $0.69 was exceeded, and the Company attained 94% of the Revenue target payment, and 165% of the Adjusted EPS target payment, the NEOs were eligible to receive 129% of their target cash incentives under the Cash Incentive Plan for fiscal year 2014.  Pursuant to the Cash Incentive Plan, the actual payments to three NEOs were adjusted slightly based on individual performance such that these NEOs received the following percentages of their respective eligible bonus amounts:  Mr. Jenson - 102%, Ms. Stirratt - 96%, and Dr. Mui - 102%.  The amount of the actual bonus payments can be found in the Summary Compensation Table on page 35.

In addition to the above, Ms. Stirratt was also eligible to receive a $100,000 payment under the Cash Incentive Plan for each 1% of over-attainment of the Company’s fiscal year 2014 budgeted Marketing and Data Services revenue of $832 million.  This approach was designed to provide an additional incentive to Ms. Stirratt to increase revenue in businesses that are a near-term strategic focus for the Company and a key part of the strategy to create superior shareholder returns.  The Marketing and Data Services target revenue was not achieved, so no additional payment was made to Ms. Stirratt under the commission plan.

Long-Term Incentives.  We believe long-term equity-based compensation is an effective tool for motivating the creation of value for shareholders because the value of such compensation has a direct correlation to the long-term appreciation of the Company’s stock price.  Long-term incentives can also serve to discourage inappropriate short-term risk taking behaviors.

For fiscal year 2014, long-term incentive awards for our NEOs consisted of a grant to each executive in the form of 30% non-qualified stock options, 30% restricted stock units, or RSUs, and 40% performance units. The stock options and RSUs vest annually in equal increments over a period of four years beginning on the first anniversary of the grant date. The performance units are earned based upon the attainment of performance targets after a three-year performance period.  Each performance unit entitles the holder to a number of shares ranging from zero to 200% of the performance units awarded.  Fiscal year 2014 performance unit awards will be earned based on diluted earnings per share for fiscal year 2016 (subject to adjustment by the Compensation Committee for certain items, such as discontinued operations and restructuring programs, as provided in the actual award notice) as set forth in the following table:

Fiscal Year 2014 Performance Unit Awards – Performance Measure

Fiscal Year 2016 EPS	% Performance Units Earned*
Below $1.00	0%
$1.00	50%
$1.11	100%
$1.32	200%
* Performance units earned are linear between stated target levels.

The number of performance units earned is subject to further adjustment (increase or decrease) depending on the total shareholder return, or TSR, of the Company’s common stock compared to the total shareholder return of the stock of our group of peer companies (listed on page 25) established by the Compensation Committee for the period from April 1, 2013 to March 31, 2016 as set forth below:

Fiscal Year 2014 Performance Unit Awards – Modifier

Total Shareholder Return Percentile	Total Shareholder Return Modifier*
below 25th	0.8
50th	1.0
75th and above	1.2
* The modifier between target levels will be calculated using straight line interpolation.

Total shareholder return for the Company and for each company in the peer group is calculated by dividing the difference between the starting and ending share price for the performance period (taking into account any dividends) by the starting share price.

The mix of long-term incentives among stock options, RSUs and performance units reflects our desire to provide grants which align the NEOs’ compensation with shareholder interests, reward Company performance (in both the short- and long-term) and encourage retention. The four-year incremental vesting period for stock options and RSUs is intended to encourage retention while rewarding increases in the price of our stock. The three-year performance period for performance units is intended to encourage retention along with long-term earnings per share growth and stock price appreciation equal to or greater than our peer group.

The total target amount of long-term incentives granted to the NEOs (based on the grant date fair value as reported in the Summary Compensation Table) is reviewed against the 50th percentile for long-term incentives granted to similarly situated employees in the Comparison Group.  Actual long-term incentives may vary for each NEO based on his or her responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity and tax considerations.  Other circumstances which can also impact the amount of long-term incentives which may be awarded to the NEOs include extraordinary grants made for retention purposes or lower grants due to internal equity issues.

The following table sets forth the grant date fair value of long-term incentives awarded to NEOs in fiscal year 2014 and the percentage variance of such target amounts from the 50th percentile of the Comparison Group:

Fiscal Year 2014 Long-Term Incentives – Total Target Amounts

NEO	Long-Term Incentive	Comparison Group 50th Percentile	Variance
Scott E. Howe	$3,630,321	$3,390,000	7.1%
Warren C. Jenson	$1,221,656	$1,095,000	11.6%
Nada C. Stirratt	$981,068	$1,175,000	-16.5%
Phil L. Mui	$833,919	$855,000	-2.5%
Jerry C. Jones	$392,445	$750,000	-47.7%

Mr. Howe’s long-term incentive grant was intended to exceed the median of the Comparison Group to account for his below median base salary and to focus a majority of his annual pay opportunity on performance.  Mr. Jenson’s long-term incentive grant exceeded the 50th percentile in light of his extensive experience as CFO at large companies as well as the intent for the majority of his annual pay to be performance based. Consistent with the Compensation Committee’s goal of providing Ms. Stirratt a greater percentage of her total compensation in the form of short-term cash incentives given her role relative to the Company’s annual operating financial performance, Ms. Stirratt's long-term incentive grant is below the 50th percentile.  However, when combined with her other compensation elements, it maintains a competitive total direct compensation.  Dr. Mui’s long-term incentive grant was intended to be aligned with the median of the Comparison Group.  Mr. Jones’ long-term incentive was established lower than the 50th percentile to provide internal equity relative to other Acxiom senior executives who are not NEOs.

Total Direct Compensation. The following table sets forth the target total direct compensation for the NEOs for fiscal year 2014 and the percentage variance of such target amounts from the 50th percentile of the Comparison Group.  "Target total direct compensation" is the sum of each NEO's base salary, target cash incentives under the Cash Incentive Plan and target long term equity-based compensation and is the compensation figure considered by the Compensation Committee and the Board in making annual compensation decisions.  This figure excludes amounts to which the NEOs are entitled under the Company's tax-qualified retirement and welfare plans or the non-qualified deferred compensation arrangements discussed below.  Target total direct compensation varies from each NEO's Total Compensation as reported in the Summary Compensation Table, which is calculated based on the SEC's executive compensation disclosure rules and includes compensation not included in calculation of target total direct compensation.  Similarly, target total direct compensation does not reflect the amount of compensation that may ultimately be realized by the NEO because (i) as discussed above, it excludes certain compensation amounts and (ii) a portion of each NEO's total direct compensation represents an incentive for future performance which will not be received, if at all, by the NEOs for many years and remains at risk of forfeiture.

Fiscal Year 2014 Target – Total Direct Compensation
NEO	Target Total Direct Compensation	Comparison Group 50th Percentile	Variance
Scott E. Howe	$4,930,021	$4,855,000	1.6%
Warren C. Jenson	$2,136,653	$1,885,000	13.4%
Nada C. Stirratt	$2,001,068	$2,055,000	-2.6%
Phil L. Mui	$1,559,919	$1,565,000	-0.3%
Jerry C. Jones	$1,044,195	$1,430,000	-27.0%

Mr. Howe’s total direct compensation was intended to be aligned with the 50th percentile of the Comparison Group and was within 5% of the median.  Mr. Jenson’s total direct compensation variance reflects his extensive experience as well as the assumption of additional duties overseeing the IT organization.  Dr. Mui’s and Ms. Stirratt's compensation were intended to be aligned with the median of the Comparison Group.  The variation for Mr. Jones was due largely to the lower long-term incentive grants established consistent with internal equity concerns.

Retirement Benefits.  All executive officers are eligible to participate in the same tax-qualified retirement and welfare plans as our other full-time employees.  The Company sponsors a 401(k) plan that includes employer matching contributions paid in shares of Acxiom common stock, subject to vesting.  The NEOs are also eligible to receive supplemental retirement and welfare benefits through the Company’s non-qualified deferred compensation arrangements.  We believe these benefits are important for attracting, motivating and retaining executives, and are comparable to those retirement benefits being provided by companies in the Comparison Group.

•
Supplemental Executive Retirement Plan. The executive officers are eligible to participate in the Company’s non-qualified supplemental executive retirement plan, or SERP, by contributing their pre-tax income into the plan through payroll deductions. The Company matches contributions at a rate of 50% for each dollar contributed by the participant (up to 6% of the participant’s compensation) but only to the extent that the maximum matching contribution has not already been made under the 401(k) plan.  Matching contributions are subject to vesting.

•
Nonqualified Deferred Compensation.  On March 31, 2014, the Company entered into a deferred compensation plan with Dr. Mui.  The purpose of the plan is to recognize Dr. Mui’s valuable services to the Company and to encourage his long-term service with the Company. The Company will make annual credits of $100,000 per year for five years to a deferred compensation account for the benefit of Dr. Mui. Each annual credit will be adjusted for earnings and losses and will become fully vested on the date five years after the date credited, subject to his continuous employment with the Company.  The account will also become fully vested in the event of Dr. Mui’s death or disability while employed by the Company.

Other Employee Benefits.  We maintain several broad-based employee benefit plans in which our executives are permitted to participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. These include health benefits, life insurance, disability benefits and an employee stock purchase plan. We believe these benefits encourage the overall health, stability and well-being of the executive officers and are comparable to those plans being provided by the companies in the Comparison Group.

Perquisites. We also provide perquisites which vary for each NEO. Examples include mobile phone allowances and relocation packages. These perquisites are limited in both scope and value and are designed to provide the NEOs with similar limited perquisites being offered by companies in the Comparison Group.

Employment Arrangements

            In fiscal year 2014, we had in place employment agreements with two of the NEOs. A description of each of these arrangements follows:

Scott E. Howe.  On July 26, 2011, Mr. Howe joined the Company as our CEO and President pursuant to an employment agreement (the “Howe Agreement”).  The Howe Agreement has an initial term ending July 25, 2014, and automatically renews thereafter for successive one-year terms unless the Company or Mr. Howe elects not to extend the term upon 180 days’ notice. Under the terms of the Howe Agreement, Mr. Howe is entitled to a base salary of $600,000, which amount is subject to review annually and may be increased (but not decreased) by the Board of Directors or the Compensation Committee.  As noted above, Mr. Howe’s base salary was increased to $650,000 in fiscal year 2013.  Mr. Howe is also entitled to an annual target cash incentive opportunity in an amount equal to 100% of his base salary with a maximum opportunity equal to 200% of his base salary, conditioned upon the achievement of pre-determined performance targets of the Company as determined by the independent members of the Board of Directors or the Compensation Committee.  The Howe Agreement also contains a one-year noncompetition and non-solicitation of customers restriction. As part of the Howe Agreement, Mr. Howe is entitled to certain benefits upon death, disability, termination without cause or for good reason, non-renewal by the Company or termination following a change in control of the Company. For information regarding these terms, see Potential Payments upon Termination or Change in Control beginning on page 41 below.

Warren C. Jenson.  On January 11, 2012, Mr. Jenson joined the Company as our CFO and Executive Vice President pursuant to an employment agreement (the “Jenson Agreement”).  The Jenson Agreement has an initial term ending January 10, 2015, and thereafter automatically renews for successive one-year terms unless the Company or Mr. Jenson elects not to extend the term upon 180 days’ notice. Under the terms of the Jenson Agreement, Mr. Jenson is entitled to a base salary of $450,000, which amount is subject to review annually and may be increased (but not decreased) by the Board of Directors or the Compensation Committee.  Mr. Jenson is also entitled to an annual target cash incentive opportunity in an amount equal to 85% of his base salary with a maximum opportunity equal to 170% of his base salary, conditioned upon the achievement of pre-determined performance targets of the Company as determined by the independent members of the Board of Directors or the Compensation Committee.  The Jenson Agreement also contains a one-year noncompetition and non-solicitation of customers restriction. Finally, as part of the Jenson Agreement, Mr. Jenson is entitled to certain benefits upon death, disability, termination without cause or resignation for good reason, non-renewal by the Company or termination following a change in control of the Company. For information regarding these terms, see Potential Payments upon Termination or Change in Control beginning on page 41 below.

Change in Control Agreements

Only Messrs. Howe and Jenson have change in control protections in their employment agreements.  Change in control protections covering Mr. Jones, Dr. Mui and Ms. Stirratt are provided in the 2010 Executive Officer Severance Policy.  The protections for these NEOs are described in the Potential Payments upon Termination or Change in Control section beginning on page 41 below.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally provides that a publicly-held corporation may not deduct in any one taxable year compensation in excess of $1 million paid to its CEO and the next three highest compensated officers (other than the CFO) employed on the last day of the fiscal year, unless the compensation is qualifying performance-based compensation and detailed criteria are satisfied.  The Compensation Committee considers Section 162(m) in making awards and generally provides awards designed to be deductible, provided additional requirements are satisfied.  However, the Compensation Committee retains flexibility to provide compensation outside those requirements when it considers appropriate to achieve our compensation objectives.  For this and other reasons, the Compensation Committee will not necessarily limit executive compensation to the amount deductible under Section 162(m).

The Compensation Committee periodically reviews the estimated accounting and tax impacts of material elements or our executive compensation program.  These factors are considered along with other factors in making awards as to whether the program is consistent with our compensation objectives.

COMPENSATION COMMITTEE REPORT

In connection with its function to oversee Acxiom’s executive compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management.  Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2014 (incorporated therein by reference to this proxy statement on Schedule 14A).

                          Compensation Committee

                          William J. Henderson, Chair
                          John Battelle
                          William T. Dillard II
                          Richard P. Fox

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

At the end of fiscal year 2014, the Compensation Committee consisted of Mr. Henderson (Chair), Mr. Battelle, Mr. Dillard and Mr. Fox.  All members of the Compensation Committee, while serving as members of that committee during fiscal year 2014, were independent directors, and no member was an officer or employee of the Company or a former officer or employee of the Company.  No member of the Compensation Committee serving during fiscal year 2014 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K.  During fiscal year 2014, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned by or awarded to our Named Executive Officers in fiscal years ended March 31, 2014, 2013 and 2012.
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards1	Option Awards2	Non-Equity Incentive Plan Compensation3	All Other Compensation4	Total
Scott E. Howe, Chief Executive Officer & President	2014 2013 2012	$650,000 $637,500 $409,231	_	$2,710,698 $2,468,039 $3,155,052	$919,323 $824,304 $2,176,476	$838,500 $858,000 $300,000	$7,650 $51,320 $77,151	$5,126,171 $4,839,163 $6,117,910
Warren C. Jenson, Chief Financial Officer & Executive Vice President	2014 2013 2012	$485,412 $450,000 $98,942	$100,0005	$904,801 $943,564 $1,019,526	$306,855 $308,489 $938,186	$560,000 $521,900 $65,362	$8,025 $12,938 $4,645	$2,265,093 $2,236,891 $2,226,661
Nada C. Stirratt, Chief Revenue Officer & Executive Vice President	2014 2013 2012	$507,081 $500,000 $72,115	$100,0005	$732,600 $747,894 $1,090,700	$248,468 $249,790 $1,004,000	$630,000 $660,000 –	$7,725 $14,525 $1,613	$2,125,874 $2,172,209 $2,268,428
Phil L. Mui, Chief Product and Engineering Officer & Executive Vice President	2014 2013	$435,618 $371,868	$100,0005	$622,725 $973,900	$211,194 $665,263	$375,000 $313,875	$107,778 $2,656	$1,752,315 $2,427,562
Jerry C. Jones, Chief Ethics and Legal Officer & Executive Vice President	2014 2013 2012	$390,618 $380,000 $362,187	– –	$293,058 $239,316 $180,095	$99,387 $79,933 $83,576	$330,000 $326,040 $150,669	$17,349 $7,196 $20,076	$1,130,412 $1,032,485 $796,603

_______________________

1
These amounts reflect the grant date fair value of awards of RSUs and performance units.  We calculated the amounts in accordance with financial statement reporting rules.  For RSUs, the amount was determined by reference to quoted market prices for the shares. For performance units, we estimated each performance unit’s grant date fair value to be $23.21 using a Monte Carlo simulation model.  The amount reported for performance units is based on the probable outcome of the underlying performance conditions, measured as of the grant date (100% of target value).

2
These amounts reflect the grant date fair value of awards of stock options.  We calculated the amounts in accordance with financial statement reporting rules using a customized binomial lattice option pricing model with the following weighted-average assumptions:

Fiscal Year	Dividend Yield	Risk-free Interest Rate	Expected Duration	Expected Volatility	Suboptimal Exercise Multiple
2014	0%	2.02%	4.3 years	35%	1.3
2013	0%	1.7%	4.5 years	34%	1.4
2012	0%	2.2%	5.3 years	44%	1.7

3
These amounts represent annual cash incentive awards earned by the NEOs under the Cash Incentive Plan based on Company results.  For more information regarding how these determinations were made, see the subsection entitled “Cash Incentives” on page 27.

4	All other compensation for fiscal year 2014 includes the following:
	401(k) Matching Contributions	SERP Matching Contributions	Deferred Plan Contributions
Scott E. Howe	$7,650	–	–
Warren C. Jenson	$8,025	–	–
Nada C. Stirratt	$7,725	–	–
Phil L. Mui	$7,778	–	$100,000
Jerry C. Jones	$7,756	$ 9,593	–

5	These amounts reflect signing bonuses paid during the applicable fiscal year pursuant to the terms of the executive’s employment offer.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2014

The following table shows grants of plan-based awards made to our NEOs during fiscal year 2014.  Non-equity incentive plan awards were granted under the 2014 Cash Incentive Plan and stock and option awards were granted under the Amended and Restated 2005 Equity Compensation Plan.

Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold1 ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards2 ($)
Scott E. Howe	N/A 05/23/13 05/23/13 05/23/13		$650,000	$1,300,000	34,483	68,966	137,932	51,724	136,196	$21.46	– $1,600,701 $1,109,997 $ 919,323
Warren C. Jenson	N/A 05/23/13 05/23/13		$425,000	$850,000	11,510	23,020	46,040	17,265			– $ 534,294 $ 370,507
	05/23/13								45,460	$21.46	$ 306,855
Nada C. Stirratt	N/A N/A 05/23/13 05/23/13 05/23/13	$100,0003	$510,000	$1,020,000 $3,000.0003	9,319	18,639	37,278	13,979	36,810	$21.46	– – $ 432,611 $ 299,989 $ 248,467
Phil L. Mui	N/A 05/23/13 05/23/13 05/23/13		$286,000	$572,000	7,921	15,843	31,686	11,883	31,288	$21.46	– $ 367,716 $ 255,009 $ 211,194
Jerry C. Jones	N/A 05/23/13 05/23/13		$256,750	$513,500	3,728	7,456	14,912	5,592			– $ 173,054 $ 120,004
	05/23/13								14,724	$21.46	$ 99,387
______________________

1
With the exception of the additional bonus Ms. Stirratt was eligible to receive based on achievement of certain Marketing and Data Services revenue (the "MDS Bonus"), bonus opportunities under the Cash Incentive Plan do not have a threshold amount.

2
The fair value of the performance units was determined using a Monte Carlo simulation model based on the probable outcome, 100% of target.  For RSUs, the fair value was determined by reference to quoted market prices for the shares.  The fair value of stock options was calculated using a customized binomial lattice option pricing model with the assumptions referenced in note 2 to the Summary Compensation Table.

3
The MDS Bonus had a threshold and maximum but no target amount.  A target amount for the MDS Bonus is not possible to estimate because the Company has not achieved the Marketing and Data Services revenue at the levels set for the 2014 threshold amount in previous years.  The $3,000,000 maximum will be reduced by the amount of any bonuses received under the EPS and Revenue components of the Cash Incentive Plan.

For a description of bonus opportunities under the Cash Incentive Plan, see Cash Incentives beginning on page 27.  For a description of performance units, stock options and RSUs, see Long Term Incentives beginning on page 29.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR END

The following table shows equity awards that we have made to our NEOs that were outstanding as of March 31, 2014.
	Option Awards1					Stock Awards
Name	Grant Date			Option Exercise Price ($)	Option Expiration Date	Share or Unit Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested2 (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)	Number of Shares or Units of Stock That Have Not Vested4 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)
Number of Securities Underlying Unexercised Options (#)
		Exercisable	Unexercisable1
Scott E. Howe	07/29/2011 05/21/2012 05/23/2013	172,461 41,051	172,464 123,153 136,196	$13.74 $13.28 $21.46	07/29/2021 05/21/2022 05/23/2023	07/29/2011 07/29/2011 05/21/2012 05/23/2013	129,1545 120,4226 101,149 68,966	$4,442,898 $4,142,517 $3,479,526 $2,372,430	28,479 56,897 51,724	$ 979,678 $1,957,257 $1,779,306
Warren C. Jenson	01/13/2012 05/21/2012 05/23/2013	91,978 15,363	91,980 46,089 45,460	$13.40 $13.28 $21.46	01/13/2022 05/21/2022 05/23/2023	01/13/2012 05/21/2012 05/23/2013	108,0385 37,854 23,020	$3,716,507 $1,302,178 $ 791,888	6,196 22,419 17,265	$ 213,142 $ 771,214 $ 593,916
Nada C. Stirratt	02/15/2012 05/21/2012 05/23/2013	100,000 12,439	100,000 37,320 36,810	$13.67 $13.28 $21.46	02/15/2022 05/21/2022 05/23/2023	02/15/2012 05/21/2012 05/23/2013	120,0005 30,651 18,639	$4,128,000 $1,054,394 $ 641,182	5,000 17,242 13,979	$ 172,000 $ 593,125 $ 480,878
Phil L. Mui	05/15/2012 05/21/2012 05/23/2013	23,650 9,951	70,950 29,856 31,288	$13.46 $13.28 $21.46	05/15/2022 05/21/2022 05/23/2023	05/15/2012 05/21/2012 05/23/2013	51,1005 24,521 15,843	$1,757,840 $ 843,522 $ 544,999	13,794 11,883	$ 474,514 $ 408,775
Jerry C. Jones	05/26/1999 05/26/1999 08/09/2000 04/02/2001 04/11/2001 10/02/2001 08/07/2002 08/07/2002 08/07/2002 10/04/2007 05/22/2008 06/29/2009 05/18/2010 05/16/2011 05/21/2012 05/23/2013	13,700 14,925 27,697 1,942 6,686 23,975 37,226 19,427 20,193 40,000 35,098 20,000 6,198 6,331 3,980	2,066 6,332 11,943 14,724	$32.60 $39.12 $23.44 $11.50 $13.33 $11.14 $16.35 $20.44 $24.53 $15.66 $13.70 $8.90 $17.79 $13.75 $13.28 $21.46	05/26/2014 05/26/2014 08/09/2015 04/02/2016 04/11/2016 10/02/2016 08/07/2017 08/07/2017 08/07/2017 10/04/2017 05/22/2018 06/29/2019 05/18/2020 05/16/2021 05/22/2022 05/23/2023	05/18/2010 05/16/2011 05/21/2012 05/23/2013	12,7156 9,808 7,456	$ 437,396 $ 337,395 $ 256,486	1,170 2,980 5,517 5,592	$ 40,248 $ 102,512 $ 189,785 $ 192,365
________________________
1
The vesting schedule for stock options granted during and after fiscal year 2008 is 25% per year beginning on the first anniversary of the grant date.  The vesting schedule for stock options granted prior to fiscal year 2008 is 20% beginning on the second anniversary of the grant date and 20% annually thereafter through the sixth anniversary of the grant date.

2
Performance units vest subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of the award. In the case of fiscal years 2013 and 2014 grants of performance units, each recipient may become vested in a number of shares based on the Company’s diluted earnings per share for fiscal years 2015 and 2016 respectively.  The awards are also subject to further adjustment depending on the total shareholder return of our common stock compared to the total shareholder return of our peer group during the performance period.

3	This value was determined by multiplying the number of unvested shares or units by the closing price of our common stock on March 31, 2014, which was $34.40.

4	Except for awards covered by note 6 below, represents awards of RSUs that vest over a four-year period in equal increments beginning on or around the first anniversary of the grant date.

5
Mr. Howe, Mr. Jenson, Ms. Stirratt and Dr. Mui all received performance units as a one-time inducement to join the Company.  In the case of inducement performance unit awards, each recipient may become vested in a number of shares ranging from zero to 100% of the award, based on achievement of certain average stock prices from January 26, 2013 through July 26, 2014.

6
Represents the number of shares earned for performance units granted in fiscal year 2012, subject to vesting, including inducement performance units.  In May 2014, the Compensation Committee certified that, based on the actual performance as compared to the pre-established goals, the payout level for the fiscal year 2012 awards is 160%.  These awards vested on May 20, 2014 and the number of shares reported above was issued to the executives.  The dollar value reported above is based on our closing stock price on March 31, 2014, the last day of the fiscal year 2014.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2014

The following table shows the value realized by our NEOs on stock awards vesting during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting1 ($)
Scott E. Howe	–	–	33,204	$772,403
Warren C. Jenson	–	–	10,569	$272,353
Nada C. Stirratt	–	–	8,247	$219,389
Phil L. Mui	–	–	4,597	$ 99,939
Jerry C. Jones	128,943	$3,828,483	7,249	$157,273
_______________________
1	The stock awards values were determined by multiplying the number of shares acquired on vesting by the closing market price of the Company’s common stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION DURING FISCAL YEAR 2014

The Company maintains two nonqualified deferred compensation plans that include participation by our NEOs including the Acxiom Corporation Non-Qualified Deferral Plan, or SERP, and the Deferred Compensation covering Dr. Mui, the Deferred Plan for Dr. Mui.  All amounts below relate to the SERP other than the amounts reported for Dr. Mui, which relate to the Deferred Plan for Dr. Mui.

Name	Executive Contributions in Fiscal Year 20141	Registrant Contributions in Fiscal Year 20142	Aggregate Earnings in Fiscal Year 20143	Aggregate Withdrawals/ Distributions	Aggregate Balance at 3/31/20144
Scott E. Howe	_	_	_	_	_
Warren C. Jenson	_	_	$13,508	_	$69,647
Nada C. Stirratt	_	_	$11,554	_	$48,766
Phil L. Mui	–	$100,000	_	_	$100,000
Jerry C. Jones	$28,328	$9,593	$17,710	_	$141,980
______________________
1	These amounts are included in the “Salary” column of the Summary Compensation Table for fiscal year 2014.

2	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal year 2014.

3	None of the earnings are above-market earnings and are therefore not reflected in the Summary Compensation Table.

4
The amounts included in this column that were previously reported in the Summary Compensation Table for previous fiscal years include:  Mr. Jenson - $42,119 for 2013 and $7,725 for 2012; Ms. Stirratt - $31,376 for 2013 and $1,288 for 2012; Dr. Mui $100,000 for 2014; and Mr. Jones $37,921 for 2014 and $5,871 for 2013.

Non-Qualified Deferral Plan or SERP

The purpose of the SERP is to provide eligible employees with the ability to defer cash compensation in excess of certain limits that apply under the Company’s 401(k) plan and to receive a corresponding matching contribution.  Participants may defer up to 90% of their pre-tax income.  Under both the SERP and the 401(k) plan, the Company matches a participant’s combined contributions at a rate of $0.50 on the dollar up to the first 6% of the participant’s compensation.  The matching contribution for the employee’s SERP deferrals up to the annual limit established by IRS regulations is made in cash to the employee’s SERP account.  For SERP deferrals in excess of annual IRS limits, the matching contribution is provided under the Non-Qualified Matching Contribution Plan and is made in shares of our common stock.  In each case, the rate of matching contribution is the same.  The matching contribution vests at 20% after two years of employment and 20% each year thereafter until fully vested. Vesting is accelerated in the event of death, disability or retirement.

The investment choices for participant contributions under the SERP are similar to those provided under the 401(k) plan.  A participant’s contributions are deemed to be invested in certain funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds.  The participant does not actually own any shares in the investments.

Prior to deferring compensation, participants must elect the time and manner of their account payouts.  Benefits are paid as elected by the participant at the time of the deferral in the form of a single lump sum payment, equal annual installments over a period of years or an annuity.  Under limited circumstances, participants may change the time and manner of their account payouts or receive distributions on account of a financial hardship or other conditions.

Deferred Plan for Dr. Mui

On March 31, 2014, the Company entered into the Deferred Plan for Dr. Mui.  The purpose of the plan is to recognize his contributions and to encourage his long-term service with us.  Under the terms of the plan, the Company makes annual credits on March 31 of each fiscal year in the amount of $100,000 for five years (fiscal years 2014-2018) to a deferred compensation account for the benefit of Dr. Mui.  Each annual credit to the account is adjusted for earnings and losses and becomes fully vested on the date five years after the date credited, subject to continuous employment with us through such date.  Vesting is accelerated in the event of his death or disability while employed by the Company.  The account is adjusted for earnings and losses based on performance of investment measures (stocks, bonds, mutual funds or similar measures) selected by the employee, or interest at the prime rate, if no investment measures are selected.

            Dr. Mui elects the time and manner of payment for vested amounts.  If no payment election is made, the vested portion of his account will be distributed in four equal annual installments commencing on March 31, 2024.  Amounts are paid from the general assets of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables and narrative below reflect the amount of compensation payable to each of the NEOs in the event of termination of the executive’s employment under the various circumstances described. The amounts shown assume that the termination was effective as of March 31, 2014 and include amounts earned through that time.  These are only estimates of the amounts which would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the Company.

Potential Payments Upon Termination

Regardless of the manner in which an NEO’s employment terminates, he or she may be entitled to receive amounts earned during his/her term of employment. These amounts include:

•	base salary earned through the date of termination; and

•	amounts accrued and vested through the Company’s 401(k) plan, SERP or Deferred Plan.

Employment Agreements.  As discussed above, Mr. Howe entered into an employment agreement with the Company on July 26, 2011, and Mr. Jenson entered into an employment agreement with the Company on January 11, 2012 (collectively the “Employment Agreements”). Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are entitled to termination payments if either of them is terminated by us without cause (generally defined to include a willful failure to substantially perform duties following a cure period, intentional misconduct or gross negligence that is materially injurious to the Company, a conviction of a felony or a material breach of the agreement or other policy that remains following a cure period) or if either of them resigns for good reason (generally defined to include a material reduction or change in title, position or responsibilities, a reduction in salary, breach of the agreement by the Company that remains following a cure period, and, in the Jenson Agreement, a forced relocation more than 30 miles from the Company’s Foster City, California location).

Severance Policy.  On November 9, 2010, the Company adopted the Acxiom Corporation 2010 Executive Severance Policy (the “Severance Policy”) which provides severance benefits to all officers of the Company designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934, except for those officers with employment agreements in effect.  Mr. Jones, Dr. Mui and Ms. Stirratt are covered by the terms of the Severance Policy. Because Mr. Howe and Mr. Jenson have employment agreements with the Company, they are not covered by the Severance Policy.

Termination Without Cause or Resignation for Good Reason.

Employment Agreements.  In the event of a qualifying termination, subject to the Company receiving a general release of claims from him, each of Mr. Howe and Mr. Jenson will be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 200% of base salary in Mr. Howe’s case and 100% of base salary in Mr. Jenson’s case, (iv) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program, and (v) vesting of a prorated portion of performance units that are earned but unvested or for which the performance period is ongoing at the time of termination and at least one year of the performance period has elapsed.

The amounts referred to in clauses (i)-(iii) above are to be paid immediately following a waiting period which is generally 30 days following the termination date but which will be extended to 60 days if the termination is in connection with an exit incentive program or other employee termination program offered to a group or class of employees as defined under the Older Worker Benefit Protection Act (the “Delay Period”).  Vesting of performance units will occur immediately following expiration of the Delay Period for performance units that are earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for performance units related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has elapsed, based on the Company’s actual performance.

Severance Policy.  Under the Severance Policy, if Mr. Jones, Dr. Mui or Ms. Stirratt is involuntarily terminated by the Company without cause other than in connection with a change in control, upon executing a general release of claims against the Company which includes a one-year non-competition and non-solicitation restrictions, he or she will receive an amount equal to 100% of base salary and a prorated portion of any performance units (i) that are earned but unvested and (ii) for which the performance period is ongoing at the time of termination and for which at least one year of the performance period has elapsed. For this purposes “cause” is generally defined to include a willful failure to substantially perform duties following a cure period, willful misconduct, gross negligence that is materially injurious to the Company, a conviction of a felony or fraud crime, or a material breach of the Severance Policy or other policy that remains after a cure period. The base salary will be paid on regular paydays during the 12 months following the Delay Period. Vesting of performance units will occur within 30 days of the expiration of the Delay Period for performance units earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for performance units related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has elapsed, based on actual Company performance.

Non-Renewal of Employment Agreements.  In the event of non-renewal of the Howe Agreement or Jenson Agreement, each of Mr. Howe and Mr. Jenson will be entitled to receive (i) all base salary and benefits payable through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, and (iii) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program.  Additionally, upon execution of a general release of claims against the Company, Mr. Jenson will be entitled to receive a payment equal to 100% of his base pay to be paid in 12 equal monthly payments beginning upon the expiration of the Delay Period.

Retirement or Voluntary Termination.  In the event of retirement or voluntary termination, each NEO will receive earned but unpaid base compensation through his or her retirement or termination date and any amounts accrued and vested to which he or she is otherwise entitled under a plan, program or policy of the Company.

Death or Disability.  In the event of death or disability, in addition to the payment of earned but unpaid base salary and amounts accrued and vested through Company retirement plans, the NEO will receive benefits under the Company’s life insurance plan or disability plan, as applicable.  Also, upon death or six months following commencement of long-term disability payments, all unvested RSUs and stock options will vest, and all performance units related to a completed performance period will vest based on actual Company attainment of the specified performance targets.

Employment Agreements. The Employment Agreements provide that in the event of termination as a result of death or disability, each of Mr. Howe and Mr. Jenson or their respective estates would be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program, (iii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, and (iv) the amount of any target cash bonus for the fiscal year in which the date of termination occurs, prorated based on the portion of the applicable year he worked for the Company before the date of termination.  The amounts in (i)-(iii) would be paid at the time it would otherwise have been paid had he remained employed. The amount in (iv) would be paid within 60 days of the date of termination.

Potential Payments Upon Change in Control

Employment Agreements.  Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are eligible to receive change in control payments if they are terminated from employment by the Company without cause within 24 months following a change in control, or if they resign for good reason within 24 months following a change in control. The amount payable in the event of a qualifying termination, subject to the Company receiving a general release of claims, is: (i) all earned base salary and benefits payable through the date of termination; (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 300% of the current base salary under the Howe Agreement and 200% of the current base salary under the Jenson Agreement, and (iv) any other unpaid benefits to which they are entitled under any plan, policy or program of the Company.  In addition, all equity awards (other than performance units) which are outstanding but unvested would vest. Payments under clauses (i)-(iii) would be made in a lump sum immediately following the Delay Period.

Regardless of whether Mr. Howe or Mr. Jenson is terminated, vesting would immediately occur upon a change in control for a prorated portion of performance units (other than inducement performance units) which are earned but unvested or for which the performance period is ongoing but for which one year of the performance period has elapsed at the time of the change in control. In the case of inducement performance units, vesting would immediately occur upon a change in control for earned but unvested inducement performance units or inducement performance units for which the performance period is ongoing with the number of units vesting based on the Company’s performance as of the date of the change in control as if the performance period had been completed.

In the event that Mr. Howe or Mr. Jenson is terminated without cause or resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, upon the consummation of the change in control Mr. Howe or Mr. Jenson would receive, in addition to any amounts they received for a without-cause or good-reason termination: (i) an amount equal to 100% of the then current base pay, (ii) an amount equal to the value of all unvested equity that was forfeited upon termination, except performance units, that would have vested on or prior to a termination without cause or for good reason following a change in control had he remained employed until the change in control using the value of the Company’s common stock implied by the change in control price of the stock, and (iii) an amount equal to the difference between what was actually paid with respect to performance units, including inducement performance units, and that which would have been paid had he remained employed through the date of the change in control. These payments shall be made on the later of the expiration of the Delay Period applicable to the actual termination or contemporaneously with the change in control (or within 10 days thereafter).

Severance Policy.  Under the Severance Policy, benefits are due if Mr. Jones, Dr. Mui or Ms. Stirratt is terminated by the Company without cause or resigns for good reason (which includes a resignation following a demotion, reduction in salary, relocation, or material reduction in responsibilities, authority or duties, as set forth in the Severance Policy) within a two-year period following a change in control.  Upon execution of a general release of claims against the Company which includes one-year non-competition and non-solicitation restrictions, benefits paid would include: (i) 150% of his/her base salary, and (ii) vesting of all equity awards except for performance units. Benefits under clause (i) would be paid in a lump sum on the next regular payroll cycle following the expiration of the Delay Period, and benefits under clause (ii) would be processed within 30 days of the expiration of the Delay Period.   Regardless of whether Mr. Jones, Dr. Mui or Ms. Stirratt is terminated, at the time of a change in control, a prorated portion of any performance units which are earned but unvested or for which the performance period is ongoing at the time of the change in control and for which at least one year of the performance period has elapsed will vest according to the terms of the Severance Policy.  The performance units would be processed within 30 days of the change in control.

Equity Compensation Plans – Accelerated Vesting.  Under the Company’s 2005 Equity Compensation Plan and its 2011 Nonqualified Equity Compensation Plan, the Board of Directors has the authority to accelerate vesting of outstanding stock options and RSUs in the event of a change in control regardless of whether an employee’s employment is terminated in connection with that change in control. In addition, performance awards may be prorated and any deferral or other restriction may lapse, and the performance awards may be immediately settled or distributed.

Scott E. Howe

The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of March 31, 2014 for Scott E. Howe, our Chief Executive Officer & President.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Non- Renewal by the Company	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control1	Death or Disability
Severance	–	$1,300,0002	–	–	–	$1,950,0003	–
Cash Incentive Plan4	–	–	–	–	–	–	$650,0005
SERP or Deferred Plan	–	–	–	–	–	–	–
Stock Options	–	–	–	–	–6	$7,926,4747	$7,926,4748
Restricted Stock Units	–	–	–	–	–6	$4,716,2407	$4,716,2408
Performance Units	–	$7,221,9197	–	–	$11,664,8177	–	–
Total	–	$8,521,919	–	–	$11,664,8179	$14,592,7149	$13,292,714
______________________
1
Under his employment agreement, in the event his employment is terminated by the Company without cause or he resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, he would receive a supplemental payment equal to the value of what he would have received had he remained employed through the date of the change in control, payable upon the consummation of the change in control.

2	Represents 200% of base salary.

3	Represents 300% of base salary.

4
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless the Compensation Committee, in its sole and absolute discretion, determines otherwise.

5
In the event of his death or disability, Mr. Howe’s employment agreement specifies that he or his survivors will receive payment of any target cash bonus for such fiscal year, prorated based on the portion of the applicable fiscal year that he worked.

6	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

7
If Mr. Howe’s employment is terminated without cause or he resigns for good reason, his employment agreement provides for prorated vesting of certain performance units.  His employment agreement also provides for prorated vesting of certain performance units upon the consummation of a change in control, whether or not his employment is terminated.  If his employment is terminated within 24-months following a change in control, vesting of any unvested stock options or RSUs will be accelerated.  The stock option value was determined by subtracting the strike price from the closing stock price of our common stock on March 31, 2014 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2014. The performance units value was determined by multiplying the closing price of our common stock on March 31, 2014 by (i) in the event of a change in control, 100% of the number of unvested inducement performance units  (based on the Company’s actual share prices between January 26, 2013 and July 26, 2014) and (ii) a prorated portion of all other performance units for grants for which one year of the performance period was completed; however, this amount would be decreased if actual attainment at the time of the change in control was less than 100%.

8
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2014 and multiplying this difference by the number of unvested options.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2014.

9
Under his employment agreement, if his total payments or benefits constitute “parachute payments” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments or benefits will be reduced to the greater of:  (i) the largest portion of the payment or benefit that would not result in him being subject to the excise tax; or (ii) the entire payment or benefit less all applicable taxes computed at the highest marginal rate.

Warren C. Jenson

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2014 for Warren C. Jenson, our Chief Financial Officer & Executive Vice President.
Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Non- Renewal by the Company	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control1	Death or Disability
Severance	–	$500,0002	–	$500,0002	–	$1,000,0003	–
Cash Incentive Plan4	–	–	–	–	–	–	$425,0005
SERP or Deferred Compensation Plan	$55,3956	$55,3956	$55,3956	$55,3956	–7	$55,3956	$69,6476
Stock Options	–	–	–	–	–8	$3,493,2329	$3,493,23210
Restricted Stock Units	–	–	–	–	–8	$1,578,2729	$1,578,27210
Performance Units	–	$1,120,7609	–	–	$4,837,2679	–	–
Total	$55,395	$1,676,155	$55,395	$555,395	$4,837,26711	$6,126,89911	$5,566,151
______________________
1
Under his employment agreement, in the event his employment is terminated by the Company without cause or he resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, he would receive a supplemental payment equal to the value of what he would have received had he remained employed through the date of the change in control, payable upon the consummation of the change in control.

2	Represents 100% of base salary.

3	Represents 200% of base salary.

4
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless the Compensation Committee, in its sole and absolute discretion, determines otherwise.

5
In the event of his death or disability, the terms of Mr. Jenson’s employment agreement specifies he or his survivors will receive payment of any target cash bonus for such fiscal year, prorated based on the portion of the applicable fiscal year that he worked.

6
This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2014 under the SERP. Any unvested matching contributions are forfeited upon termination except in the case of death or disability, at which time any unvested match automatically vests.

7
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

8	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

9
If Mr. Jenson’s employment is terminated without cause or he resigns for good reason, his employment agreement provides for prorated vesting of certain performance units.  His employment agreement also provides for prorated vesting of certain performance units upon the consummation of a change in control, whether or not his employment is terminated.  If his employment is terminated within 24-months following a change in control, vesting of any unvested stock options or RSUs will be accelerated.  The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2014 and multiplying this difference by the number of unvested options in the grant. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2014. The performance units value was determined by multiplying the closing price of the Company’s common stock on March 31, 2014 by (i) in the event of a change in control, 100% of the number of unvested inducement performance units (based on the Company’s actual share prices between January 26, 2013 and July 26, 2014) and (ii) a prorated portion of all other performance units for grants for which one year of the performance period was completed; however, this amount would be decreased if actual attainment at the time of the change in control was less than 100%.

10
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2014 and multiplying this difference by the number of unvested options.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2014.

11
Under his employment agreement, if his total payments or benefits constitute “parachute payments” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments or benefits will be reduced to the greater of:  (i) the largest portion of the payment or benefit that would not result in him being subject to the excise tax; or (ii) the entire payment or benefit less all applicable taxes computed at the highest marginal rate.

Nada C. Stirratt

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2014 for Nada C. Stirratt, our Chief Revenue Officer & Executive Vice President.
Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability
Severance	–	$510,0001	–	–	$765,0002	–
Cash Incentive Plan3	–	–	–	–	–	–
SERP or Deferred Compensation Plan	$34,1704	$34,1704	$34,1704	–5	$ 34,1704	$48,7664
Stock Options	–	–	–	–6	$3,337,5207	$3,337,5208
Restricted Stock Units	–	–	–	–6	$1,246,0027	$1,246,0028
Performance Units	–	$4,127,3309	–	$4,127,33010	–	–
Total	$34,170	$4,671,500	$34,170	$4,127,33011	$5,382,69211	$4,632,288
________________________
1	Represents 100% of base salary.

2	Represents 150% of base salary.

3
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless the Compensation Committee, in its sole and absolute discretion, determines otherwise.

4
This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2014 under the SERP. Any unvested matching contributions are forfeited upon termination except in the case of death or disability, at which time any unvested match automatically vests.

5
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

6	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

7
Represents accelerated vesting of all Ms. Stirratt’s unvested stock options and RSUs.  The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2014 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 31, 2014.

8
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 31, 2014 and multiplying this difference by the number of unvested options.  The RSU value was

9
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing price of our common stock on March 31, 2014 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2014; however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

10
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing price of our common stock on March 31, 2014 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2014; however, this amount would be based on actual Company attainment at the time of the change in control and would be decreased if the Company achieved less than 100% attainment of the objectives.

11
If the total payment to Ms. Stirratt under the Severance Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

Phil L. Mui

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2014 for Phil L. Mui, our Chief Product and Engineering Officer & Executive Vice President.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability
Severance	–	$440,0001	–	–	$660,0002	–
Cash Incentive Plan3	–	–	–	–	–	–
SERP or Deferred Compensation Plan	–	–	–	–	–	$100,0009
Stock Options	–	–	–	–4	$2,521,1185	$2,521,1186
Restricted Stock Units	–	–	–	–4	$883,2895	$883,2896
Performance Units	–	$2,107,6907	–	$2,107,6908	–	–
Total	–	$2,547,690	–	$2,107,69010	$4,064,40710	$3,504,407
________________________
1	Represents 100% of base salary.

2	Represents 150% of base salary.

3
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless the Compensation Committee, in its sole and absolute discretion, determines otherwise.

4	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

5
Represents accelerated vesting of all Dr. Mui’s unvested stock options and RSUs.  The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2014 and multiplying this difference by the number of unvested options.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2014.

6
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 31, 2014 and multiplying this difference by the number of unvested options.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2014.

7
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing price of the Company’s common stock on March 31, 2014 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2014; however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

8
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing price of the Company’s common stock on March 31, 2014 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2014; however, this amount would be based on actual Company attainment at the time of the change in control and would be decreased if the Company achieved less than 100% attainment of the objectives.

9	The Deferred Plan provides for payment of unvested amounts upon death or disability.

10
If the total payment to Dr. Mui under the Severance Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

Jerry C. Jones

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2014 for Jerry C. Jones, our Chief Ethics and Legal Officer & Executive Vice President.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability
Severance	–	$395,0001	–	–	$592,5002	–
Cash Incentive Plan3	–	–	–	–	–	–
SERP or Deferred Compensation Plan	$141,9804	$141,9804	$141,9804	–5	$141,9804	$141,9794
Stock Options	–	–	–	–6	$607,8377	$607,8378
Restricted Stock Units	–	–	–	–6	$524,9107	$524,9108
Performance Units	–	$744,7249	–	$744,72410	–	–
Total	$141,980	$1,281,704	$141,980	$744,72411	$1,867,22611	$1,274,726
________________________
1	Represents 100% of base salary.

2	Represents 150% of base salary.

3
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless the Compensation Committee, in its sole and absolute discretion, determines otherwise.

4	This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2014 under the SERP. Mr. Jones is fully vested in the SERP.

5
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

6	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

7
Represents accelerated vesting of all Mr. Jones’ unvested stock options and RSUs.  The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2014 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2014.

8
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2014 and multiplying this difference by the number of unvested options.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2014.

9
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing price of our common stock on March 31, 2014 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2014, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

10
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing price of our common stock on March 31, 2014 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2014; however, this amount would be based on actual Company attainment at the time of the change in control and would be decreased if the Company achieved less than 100% attainment of the objectives.

11
If the total payment to Mr. Jones under the Severance Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Governance/Nominating Committee of the Board of Directors reviews and makes a recommendation to the full Board regarding the compensation to be paid to the non-employee directors each year.  In the past fiscal year, the base annual retainer for each non-employee director, except for the Non-Executive Chairman of the Board, was $188,000, of which $128,000 was payable in restricted stock units (“RSUs”) and $60,000 was payable in RSUs or cash at the election of each director.  The base annual retainer for the Non-Executive Chairman of the Board in the past fiscal year was $300,000, of which $210,000 was payable in RSUs and $90,000 was payable in RSUs or cash at the election of the Non-Executive Chairman.  An additional $10,000 per committee was payable to each non-employee director for his or her service on the Audit/Finance, Compensation, Governance/Nominating and Technology & Innovation Committees, payable in RSUs or cash at the election of each director.  No compensation is paid for service on the Executive Committee.  The chairs of the Audit/Finance, Compensation, Governance/Nominating and Technology & Innovation Committees were paid an additional $25,000; $25,000; $15,000; and $15,000, respectively, as compensation for their additional responsibilities as chairs.

Director fees are awarded a year in advance at the time of each year’s Annual Stockholders Meeting. RSUs vest on the date of the following year’s Annual Stockholders Meeting, and cash amounts are paid on a quarterly basis.  Any director who leaves the Board prior to the next Annual Stockholders Meeting forfeits any unpaid cash and receives only a pro rata amount of Company stock from his/her outstanding RSUs on the vest date, based upon the number of days during the vesting period he/she served as a director of the Company.

The Company reimburses its outside directors for travel and other expenses directly incurred by them in connection with their service to the Company.  In 2008, the Board adopted the Acxiom Corporation Directors’ Deferred Compensation Plan under which equity (but not cash) fees may be deferred.

    The following table shows the compensation awarded in fiscal year 2014 to the Company’s non-employee directors:

Name	Fees Earned or Paid in Cash ($)1	Restricted Stock Unit Awards ($)2	Total ($)
John L. Battelle	$40,000	$168,000	$208,000
Timothy R. Cadogan	$50,000	$158,000	$208,000
William T. Dillard II	-	$208,000	$208,000
Richard P. Fox	$105,000	$128,000	$233,000
Jerry D. Gramaglia	$100,000	$210,000	$310,000
Ann Die Hasselmo	-	$223,000	$223,000
William J. Henderson	$115,000	$128,000	$243,000
Clark M. Kokich	-	$223,000	$223,000
______________________
1	These amounts reflect the amount of cash, payable quarterly beginning in November 2013, for the directors’ service through the date of the 2014 Annual Meeting.

2
These amounts reflect the grant-date fair value of the RSUs, computed in accordance with FASB Topic 718, which were granted to the directors on August 6, 2013.  The number of RSUs was determined based on the closing price per share of the Company’s common stock on that date ($25.87).  The RSUs will become fully vested on the date of the 2014 Annual Meeting.  In the event a director leaves the Board prior to the vest date, he/she will receive a pro rata number of shares on the vest date based upon the length of time he/she actually served on the Board during the vesting period.

Board of Directors’ Stock Ownership Guidelines

The following guidelines have been adopted by the Board of Directors with respect to stock ownership:
To further align the interests of non-employee directors with the interests of the Company’s shareholders, each non-employee director is expected to acquire and retain shares of the Company's common stock having a value equal to at least three times the total value of the non-employee director's annual stock and cash retainer.  Non-employee directors shall have five years from the date of election or appointment to attain such ownership levels.  The Governance/Nominating Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances.  For purposes of these guidelines, a non-employee director's stock ownership shall include all shares of the Company's common stock owned outright by the director and by his or her immediate family members (spouse and dependent children) and any shares held in trust for the benefit of the director and/or his or her immediate family members, plus any stock held for the benefit of the director in a deferred compensation plan.  The value of stock to be acquired by the Non-Executive Chairman of the Board need not be more than that of the other directors.

The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company's common stock on the director’s acquisition date.

In the event a non-employee director’s annual retainer increases, he or she will have one year from the date of the increase to acquire any additional shares needed to meet these guidelines.

All current directors own stock in the Company, and each director that has served on the Board for five or more years has met or exceeded the ownership requirements.

AUDIT/FINANCE COMMITTEE REPORT

This report provides information concerning the Audit/Finance Committee of the Board of Directors.  The committee’s charter is available on the Company’s website at www.acxiom.com.  The Audit/Finance Committee is comprised entirely of independent directors, as defined and required by applicable NASDAQ rules.  The current members are Mr. Fox, Mr. Cadogan, Mr. Dillard and Dr. Hasselmo.

In connection with its function to oversee and monitor Acxiom’s financial reporting process, the Audit/Finance Committee has (1) reviewed and discussed with management and the independent auditors the audited financial statements for the year ended March 31, 2014, as well as any material financial or non-financial arrangements of Acxiom which do not appear in the financial statements; (2) discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; (3) received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence; and (4) discussed with the independent accountant its independence, and considered whether the provision of non-audit services to Acxiom was compatible with such independence.

Based on the reviews and discussions referred to above, the Audit/Finance Committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2014, be included in Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2014, for filing with the SEC.

                          Audit/Finance Committee

                          Richard P. Fox, Chair
                          Timothy R. Cadogan
                          William T. Dillard II
                          Ann Die Hasselmo

RELATED-PARTY TRANSACTIONS

The Governance/Nominating Committee of the Board of Directors has the responsibility of reviewing and approving any transaction required to be disclosed as a related-party transaction under SEC rules and regulations.  As provided in the committee’s charter, no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company. Since the beginning of the Company’s past fiscal year, there were no reportable related-party transactions, and none are currently proposed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom’s executive officers, directors, and the owners of more than 10 percent of our stock to file reports of ownership and changes in ownership with the SEC.  A copy of each report is furnished to Acxiom.  SEC regulations require us to identify anyone who has failed to timely file his or her Section 16(a) reports.  Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2014, we believe that all Section 16(a) filing requirements were met during the last fiscal year.

STOCKHOLDER PROPOSALS

It is currently anticipated that the 2015 Annual Meeting of Acxiom stockholders will be held on August 20, 2015.  Stockholders who intend to present proposals at the 2015 Annual Meeting and who wish to have those proposals included in Acxiom’s proxy statement for the 2015 Annual Meeting must ensure that those proposals are received by the Company’s Corporate Secretary at 601 E. Third Street, P.O. Box 8190, Little Rock, Arkansas 72203-8190 on or before February 20, 2015.  Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for Acxiom’s 2015 Annual Meeting.

In addition, under Acxiom’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2015 Annual Meeting, and who do not intend to have such proposal  included in the Company’s proxy statement and form of proxy relating to the 2015 meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in Acxiom’s bylaws) is received by the Company’s Corporate Secretary at the address specified above not earlier than May 9, 2015, nor later than June 8, 2015, to be considered timely.  Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2015 Annual Meeting.

EXPENSES OF SOLICITATION

Acxiom will bear the expense of preparing and mailing the proxy statement and related materials.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation materials to our stockholders, and we will provide reimbursement for reasonable out-of-pocket expenses incurred by these third parties.  We have retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017 to assist in the mailing and solicitation of proxies for fees which are expected not to exceed $25,000.

HOUSEHOLDING OF PROXY MATERIALS

If you and other Acxiom stockholders share a mailing address, you may have received a single copy of Acxiom’s notice of Internet availability of proxy materials and, if applicable, this proxy statement and the annual report.  This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.  Unless the Company has received contrary instructions from you or the other stockholders sharing your address that you did not want to participate in householding, you are deemed to have consented to it.  Each stockholder will continue to receive a separate proxy card or voting instruction form.

If you would like to receive an extra copy of the annual report or this proxy statement, we will send a copy to you by mail upon request to the Corporate Secretary, 601 E. Third Street, P.O. Box 8190, Little Rock, Arkansas 72203-8190, or by calling 501-252-0519.  Each document is also available in digital form for download or review in the “Investor Relations” section of our website at www.acxiom.com or at www.proxyvote.com.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.  If this option is not available to you, please contact your custodian bank or broker directly.  The revocation of a consent to householding will be effective 30 days following its receipt.  You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

OTHER MATTERS

The Board does not intend to present any items of business other than those listed in the Notice of Annual Meeting of Stockholders above.  If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.  Discretionary authority to vote on other matters is included in the proxy.  The materials referred to in this proxy statement under the captions “Compensation Committee Report” and “Audit/Finance Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Catherine L. Hughes
Catherine L. Hughes
Corporate Governance Officer & Secretary

Little Rock, Arkansas
June 20, 2014

(Side 1)
PROXY                                                                                                                                                              PROXY

ACXIOM CORPORATION
This Proxy Is Solicited on Behalf of The Board of Directors
for the Annual Meeting of Stockholders
to be Held on August 7, 2014

The undersigned hereby appoints Catherine L. Hughes and Jerry C. Jones as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Acxiom Corporation held of record by the undersigned on June 10, 2014, at the Annual Meeting of Stockholders to be held at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas at 10:00 a.m. CDT on August 7, 2014, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE

(Side 2)

☒	Please mark your votes as in this example.

1.	Election of directors

	Nominees:	FOR	AGAINST	ABSTAIN
	Timothy R. Cadogan	☐	☐	☐
	William T. Dillard II	☐	☐	☐
	Scott E. Howe	☐	☐	☐
			FOR	AGAINST	ABSTAIN
2.	Advisory (non-binding) vote to approve the compensation of the Company’s named executive officers		☐	☐	☐
			FOR	AGAINST	ABSTAIN
3.	Ratification of KPMG LLP as the Company’s independent registered public accountant		☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3

4.	In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

SIGNATURE	DATED :	, 2014

SIGNATURE	DATED :	, 2014

NOTE:
Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.